UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐    Soliciting Material Pursuant to §240.14a-12
BIOCRYST PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOCRYST PHARMACEUTICALS, INC.
4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 12, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDERS MEETING TO BE HELD ON MAY 12, 2011

BioCryst’s Notice of Annual Meeting, Proxy Statement, Form of Proxy, Annual Report, Form 10-K
and other proxy materials are available at www.proxyvote.com.

To the Stockholders of BioCryst Pharmaceuticals, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., a Delaware corporation, will be held at our corporate offices at 4505 Emperor Blvd., Suite 200, Durham, NC 27703 on Thursday, May 12, 2011 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1. To elect the two directors nominated in this proxy statement to serve for a term of three years and until a successor is duly elected and qualified;

2. To increase the number of shares available for issuance under the Stock Incentive Plan by 1,600,000 shares to 10,154,198;

3. To ratify the selection of Ernst & Young LLP as our independent registered public accountants;

4. To hold an advisory vote regarding executive compensation;

5. To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 24, 2011 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment thereof. The meeting may be adjourned from time to time without notice other than announcement at the meeting, and any business for which notice of the meeting is hereby given may be transacted at any such adjournment. A list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive offices of the Company in Birmingham, Alabama.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2010 is enclosed, but is not filed or part of the proxy soliciting materials. Stockholders may obtain a copy of the Notice of Annual Meeting, Proxy Statement, Form of Proxy, Annual Report, and Form 10-K by writing to the Corporate Secretary at the address stated above or by visiting www.proxyvote.com.

Please review carefully the accompanying Proxy and Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Alane P. Barnes, Corporate Secretary

Birmingham, Alabama
April 5, 2011

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY. A POSTAGE PREPAID ENVELOPE IS PROVIDED FOR MAILING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

BIOCRYST PHARMACEUTICALS, INC.
4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (“BioCryst” or the “Company”) for the Annual Meeting of Stockholders of the Company to be held at our corporate offices at 4505 Emperor Blvd., Suite 200, Durham, NC 27703 on Thursday, May 12, 2011 at 10:00 a.m., Eastern Daylight Time, and any adjournment thereof (the “Meeting”) and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement and the accompanying form of proxy card are first being mailed to Stockholders on or about April 5, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 12, 2011. The Notice of Annual Meeting, Proxy Statement, Form of Proxy, Annual Report, and Form 10-K are available at www.proxyvote.com.

Purpose of the Meeting

The matters to be considered at the Meeting are:

1.	To elect the two directors nominated in this proxy statement to serve for a term of three years and until a successor is duly elected and qualified;

2.	To increase the number of shares available for issuance under the Stock Incentive Plan by 1,600,000 shares to 10,154,198;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants;

4.	To hold an advisory vote regarding executive compensation;

5.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Revocation and Voting of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof, by giving written notice to the Company or by voting in person at the Meeting. Attendance at the Meeting by itself will not revoke a proxy. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies received by the Board will be voted as follows:

•	FOR the election of each of the nominees named in this proxy statement for director of the Company;

•	FOR approval of an increase in the number of shares available for issuance under the Stock Incentive Plan;

•	FOR ratification of the selection of Ernst & Young as the Company’s independent registered public accountants for 2011;

•	FOR approval of the advisory resolution regarding executive compensation; and

•	FOR “THREE YEARS” with respect to the frequency of holding an advisory vote on executive compensation.

With respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

Voting and Quorum

Only holders of record (the “Stockholders”) of our common stock (the “Common Stock”) as of the close of business on March 24, 2011 (the “Record Date”) will be entitled to notice of and to vote at the Meeting. At March 24, 2011, there were 45,107,633 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against, or withholding authority or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by “broker non-votes” generally will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are shares of Common Stock held in record name by brokers, banks or other nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary power and (iii) the record holder had indicated that it does not have authority to vote such shares on that matter.

Attending the Meeting

Stockholders as of the Record Date are invited to attend the Meeting. Stockholders must present a form of photo identification acceptable to the Company, such as a valid driver’s license or passport. Registered holders may vote upon presentation of identification. Beneficial owners must obtain a proxy from their broker, bank or other holder of record and present it to the inspector of election with their ballot. The Meeting will begin promptly at 10:00 a.m., Eastern Daylight Time. Please allow ample time for the check-in procedures. Media may attend the Meeting by invitation only.

Required Votes, Abstentions, and Broker Non-Votes

Directors will be elected by a plurality of the votes cast. This means that the nominees with the most votes will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote or a broker non-vote will not affect the outcome of the election of directors at the Meeting.

The affirmative vote of the holders of a majority of the Shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval of (i) the increase of shares available under the Stock Incentive Plan; (ii) the ratification of our selection of Ernst & Young LLP as our independent registered public accountants; and (iii) approval of the advisory resolution regarding the Company’s executive compensation. Abstentions with respect to these proposals will have the same effect as a vote against these proposals, and broker non-votes will have no effect upon these proposals.

With respect to the proposal regarding the frequency of holding an advisory vote regarding executive compensation, the frequency (every one, two or three years) that receives the highest number of votes will be deemed to be the frequency that has been selected by the stockholders. Abstentions and broker non-votes will have no effect upon this proposal.

Proxy Solicitation

We are making this proxy solicitation primarily by mail, although proxies may be solicited by personal interview, telephone, internet, telegraph, letter, e-mail or otherwise. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock. We anticipate using Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 as a solicitor at an initial anticipated cost of $6,500.

ITEMS TO BE VOTED ON

1.	ELECTION OF DIRECTORS

It is proposed to elect the two directors nominated in this proxy statement to serve until the annual meeting of stockholders in 2014, and until their successors have been duly elected and qualified. Proxies cannot be voted for more than two persons. It is intended that shares represented by the Board’s proxies will be voted FOR the election of the two persons listed for terms expiring in 2014:

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2014

			Served as
Name	Age	Position(s) with the Company	Director Since

Stanley C. Erck	62	Director	2008
Jon P. Stonehouse	49	President, Chief Executive Officer and Director	2007

The following persons shall continue to serve as directors for the terms indicated:

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2013

			Served as
Name	Age	Position(s) with the Company	Director Since

John L. Higgins	41	Director	2004
Charles A. Sanders, M.D.	79	Director	2009
Beth C. Seidenberg, M.D.	54	Director	2005

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2012

			Served as
Name	Age	Position(s) with the Company	Director Since

Stephen R. Biggar, M.D., Ph.D.	40	Director	2005
Zola P. Horovitz, Ph.D.	76	Director, Chairman of the Board	1994

On February 14, 2011, William W. Featheringill notified us that he does not intend to stand for re-election to the Board of Directors at the Annual Meeting and will vacate his Board seat immediately after the April 27, 2011 Board meeting. Mr. Featheringill plans to remain engaged with the Board as an observer.

Below you can find information, including biographical information, about our nominees for director and directors whose terms continue after the Meeting, as well as a discussion of the specific experiences, qualifications, attributes and skills considered by the Board in concluding that such individuals should serve as directors.

Stanley C. Erck was appointed to the Board in December 2008. From 2000 through 2008, Mr. Erck served as President and Chief Executive Officer of Iomai Corporation, a biopharmaceutical company, leading the company through an initial public offering and a merger with Intercell AG, an Austrian vaccine company, and through the development of a late-stage infectious disease product candidate. Prior to Iomai, Mr. Erck served as President and Chief Executive Officer of Procept, Inc., a publicly traded immunology company; as Vice President, Corporate Development at Integrated Genetics Inc. (now Genzyme Corp.), and in management positions within Baxter International Inc. Mr. Erck currently serves as the Executive Chairman of Novavax, Inc., a publicly traded biopharmaceutical company, and sits on the board of directors of MaxCyte, Inc. and MdBio Foundation. He received his undergraduate degree from the University of Illinois and his Masters in Business Administration from the University of Chicago Graduate School of Business. Mr. Erck’s executive experience in the biotech industry and management positions with major pharmaceutical companies, including his experience with late stage product candidate development, provide an excellent background for service on the Board.

Jon P. Stonehouse joined BioCryst in January 2007 as Chief Executive Officer and Director. He was also named President in July 2007. Prior to joining the Company, he served as Senior Vice President of Corporate Development for Merck KGaA, a pharmaceutical company, since July 2002. His responsibilities included corporate mergers and acquisitions, global licensing and business development, corporate strategy and alliance management. In March of 2002, Mr. Stonehouse was appointed Vice President of Global Licensing and Business Development and Integration, where he was responsible for the worldwide licensing and business development activities for the Ethical Pharmaceutical Division of Merck KGaA. Mr. Stonehouse joined EMD Pharmaceuticals, Inc. (the US Ethical Pharma division for Merck KGaA) in December 1999 as Vice President, Licensing and Business Development — Strategy & Integration and IT. Prior to joining Merck KGaA, he held a variety of roles at Astra Merck/AstraZeneca including: Customer Unit Director, Director, Marketing & Sales - IT, National Sales Manager, National Sales Director — Managed Healthcare, and Product Director - Omeprazole (the world’s most widely prescribed prescription drug at that time). Mr. Stonehouse started his career in the pharmaceutical industry as a Sales Representative, National Sales Trainer and District Sales Manager for Merck & Co., Inc. In November 2008, Mr. Stonehouse joined the Advisory Board of Precision Biosciences, Inc., a private biotechnology company. Mr. Stonehouse earned his BS in Microbiology at the University of Minnesota. As Chief Executive Officer and President of BioCryst, Mr. Stonehouse brings to the Board an intimate knowledge of our business, and his executive experience in a variety of capacities at major pharmaceutical companies provides industry-specific operational experience that is beneficial to the Board.

Stephen R. Biggar, M.D., Ph.D. was appointed to the Board in October 2005. Dr. Biggar has served as a Partner at Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which is focused on publicly traded life sciences companies, since October 2006, served as Principal from April 2002 to October 2006 and served as an Associate from April 2000 to April 2002. Prior to joining Baker Brothers, Dr. Biggar received an M.D. and a Ph.D. in Immunology from Stanford University. He attended the University of Rochester where he achieved a B.S. degree in Genetics. Dr. Biggar serves on the board of directors and on the audit committee of Synageva BioPharma Corp., a private biotechnology company. Dr. Biggar’s experience with life science investments in publicly traded life sciences companies and his medical and scientific training enhance the composition of the Board.

John L. Higgins was appointed to the Board in May 2004. Mr. Higgins has served as President and Chief Executive Officer of Ligand Pharmaceuticals Inc., a publicly traded biotechnology company, since January 2007 and has served as a director since February 2007. He previously served as Chief Financial Officer of the biotechnology company Connetics Corporation, from 1997 to 2002, and served as Executive Vice President, Finance and Administration and Corporate Development from January 2002 until its acquisition by Stiefel Laboratories, Inc. in December 2006. Before joining Connetics, he was a member of our executive management team. Before joining BioCryst in 1994, Mr. Higgins was a member of the healthcare banking team of Dillon, Read & Co. Inc., an investment banking firm. Mr. Higgins is Chairman of CoMentis, Inc., a private biotechnology company. He received his A.B. from Colgate University. Mr. Higgins’ extensive background in finance and his executive level experience at public and private biotechnology companies contribute valuable insight and experience to the Board.

Zola P. Horovitz, Ph.D. was appointed to the Board in August 1994. Dr. Horovitz was Vice President of Business Development and Planning at Bristol-Myers Squibb from 1991 until his retirement in April 1994 and previously was Vice President of Licensing at the same company from 1990 to 1991. Prior to that, he spent over 30 years with The Squibb Institute for Medical Research, most recently as Vice President Research, Planning, & Scientific Liaison. He has been an independent consultant in pharmaceutical sciences and business development since his retirement from Bristol-Myers Squibb in April 1994. He serves as non-executive Chairman on the Board of Directors of GenVec, Inc. and also serves on the Boards of Directors of Palatin Technologies, Inc. and DOV Pharmaceuticals. Dr. Horovitz’s vast experience in management of and consulting to major pharmaceutical companies and his extensive experience serving on the boards of pharmaceutical companies provide relevant management and industry experience for service on the Board.

Charles A. Sanders, M.D. was appointed to the Board in December 2009. Dr. Sanders is retired from Glaxo, Inc. (now GlaxoSmithKline), a pharmaceutical company, where he served as Chief Executive Officer from 1989 through 1994 and Chairman of the Board from 1992 through 1995. Before joining Glaxo,

Dr. Sanders spent eight years with Squibb Corp., where he held a number of posts, including the positions of Vice Chairman, Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of the board of directors. Previously, Dr. Sanders was General Director of Massachusetts General Hospital, Professor of Medicine at Harvard Medical School, Chairman of The Commonwealth Fund and Chairman of the New York Academy of Sciences. A native of Dallas, he is a graduate of Southwestern Medical College of the University of Texas. Dr. Sanders is currently a member of the Institute of Medicine of the National Academy of Sciences. He is also Chairman of Project HOPE and the Foundation for the National Institutes of Health, and past Chairman of the UNC Health Care System. Dr. Sanders currently serves in the following capacities with these publicly traded pharmaceutical companies: as Chairman and a member of the compensation and governance committees of Biodel, Inc.; as Chairman and a member of the compensation and governance committees of Imagen, Inc.; and on the board of directors of Cephalon, Inc. In addition, he currently serves on the board of directors of the Center for Strategic and International Studies and the GlaxoSmithKline Foundation. Dr. Sanders brings to the Board vast experience in the pharmaceutical industry, both as an executive and as a director. This experience, together with his medical training, provide a valued background for service on the Board.

Beth C. Seidenberg, M.D. was appointed to the Board in December 2005 as a designee of KPCB, Kleiner Perkins Caufield and Byers (“KPCB”), under a Nomination and Observer Agreement with the Company dated December 16, 2005. Dr. Seidenberg has served as Partner of KPCB, a venture capital firm, since May 2005. Prior to joining KPCB, Dr. Seidenberg served at Amgen Inc., a biotechnology company, as Chief Medical Officer and Senior Vice President, Global Development from January 2002 to December 2004. She also served at Bristol- Myers Squibb Company, a pharmaceutical company, as Senior Vice President, Global Development from September 2001 to January 2002, as Senior Vice President, Clinical Development & Life Cycle Management from May 2000 to September 2001 and as Vice President, Clinical Immunology/Pulmonary/Dermatology from April 2000 to May 2000, and served at Merck/Merck Research Laboratories as Vice President, Pulmonary-Immunology from July 1998 to March 2000, as Executive Director from March 1996 to June 1998, as Senior Director from September 1993 to February 1996 and as both Director and Associate Director of Clinical Pharmacology from September 1991 to August 1993 and from June 1989 to August 1991, respectively. She received her M.D. from the University of Miami School of Medicine and completed post-doctoral training at Johns Hopkins Medical Center and specialty training in immunology and infectious diseases at the National Institutes of Health. Dr. Seidenberg also has a B.S. degree in Biology and Anthropology from Barnard College. Dr. Seidenberg brings to the Board executive experience in the pharmaceutical industry, with extensive experience regarding clinical development in particular. Her background in venture capital financing further contributes to the strategic composition of the Board.

William W. Featheringill was elected a Director in May 1995. Mr. Featheringill is President, Chief Executive Officer and director, since 1973, of Private Capital Corporation, a venture capital company. He has served as Chairman of Electronic Healthcare Systems, Inc., a system solutions provider to the ambulatory care industry, since June 1995, and Momentum Business Solutions, Inc., a telecom and VoIP company, since May 2001. Mr. Featheringill is also a Director of Southern Research Institute. Mr. Featheringill received a BE in Mechanical Engineering from Vanderbilt University, a J.D. degree from the Columbia University School of Law and a M.B.A. from the Columbia University Graduate School of Business. Mr. Featheringill’s extensive experience in venture capital financing adds a valuable perspective and his experience as Chairman at Electronic Healthcare Systems, Inc. is also beneficial for service on the Board.

If any nominee is unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for the office of director as the Board may then recommend. The Board has no reason to believe that any of the persons named will be unable to serve or will decline to serve if elected.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

2.	APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN

We are asking our stockholders to approve an increase of 1,600,000 in the number of shares available for issuance under the Stock Incentive Plan, which would bring the total number of shares available under the Stock Incentive Plan to 10,154,198 as of March 24, 2011.

On February 17, 2011, our Board adopted the increase in the share reserve, subject to stockholder approval at this Meeting. Our Board believes that the increase is necessary to assure that a sufficient reserve of Common Stock remains available for issuance as equity awards. We use equity-based incentive compensation to attract and retain the services of key individuals essential to our long-term growth and financial success. We rely significantly on equity incentives in order to attract and retain key employees, consultants, and non-employee directors, and believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and for other key individuals.

The following is a summary of the principal features of the Stock Incentive Plan.

2011 Equity Incentive Programs

The Stock Incentive Plan consists of three separate equity incentive programs:

•	the Discretionary Option Grant Program;

•	the Stock Issuance Program; and

•	the Automatic Option Grant Program for non-employee Board members.

The principal features of each program are described below. The Compensation Committee of the Board has the exclusive authority to administer the Discretionary Option Grant Program and the Stock Issuance Program with respect to option grants and stock issuances made to our executive officers and non-employee Board members, and also has the authority to make grants under those programs to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants or stock issuances to individuals other than our executive officers and non-employee Board members, or the Board may retain such authority.

The term “plan administrator,” as used in this summary, means the Compensation Committee, any secondary committee, or the Board, to the extent that any of these entities is acting within the scope of its administrative jurisdiction under the Stock Incentive Plan. However, neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant Program. All grants under that program will be made in strict compliance with the express provisions of the program.

Share Reserve

As of March 24, 2011, an aggregate of 13,640,000 shares of Common Stock have been reserved for issuance over the term of the Stock Incentive Plan. The total number of shares available under the Stock Incentive Plan as of March 24, 2011 is 10,154,198. This amount includes: 7,963,589 shares reserved for awards already granted; 590,609 shares of Common Stock available for future issuance under the Stock Incentive Plan; and the 1,600,000 share increase proposed under the terms of this proposal.

The shares of Common Stock issuable under the Stock Incentive Plan may be drawn from shares of our authorized but unissued Common Stock or from shares of Common Stock reacquired by us, including shares repurchased on the open market.

No individual may receive options or stock issuances over the term of the Stock Incentive Plan exceeding 1,500,000 shares in the aggregate.

In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the Stock Incentive Plan and the securities in effect under each outstanding option and stock issuance and, where applicable, the option exercise price per share.

Eligibility

Officers and employees, non-employee Board members and independent consultants in our service or the service of our parents or subsidiaries, whether now existing or subsequently established, are eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program. Non-employee members of the Board are also eligible to participate in the Automatic Option Grant Program.

As of March 24, 2011, six executive officers, seven non-employee Board members and approximately 74 other employees and consultants were eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program. Our seven non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

Valuation

The fair market value per share of Common Stock on any relevant date under the Stock Incentive Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq Global Select Market. On March 24, 2011, the closing selling price of our stock per share was $3.48.

Discretionary Option Grant Program

Terms of Options

The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule, if any, for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option will have an exercise price per share no less than the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Upon the optionee’s cessation of service as a result of death after at least five years of service, all of the optionee’s outstanding options will accelerate and become exercisable in full.

Stock Appreciation Rights

The Plan Administrator is authorized to issue tandem stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program. The grant price of a stock appreciation right may not be less than the fair market value of our Common Stock on the date of the grant.

Tandem stock appreciation rights under the Discretionary Option Grant Program provide the holder with the right to surrender an option for an appreciation distribution from the Company. The amount of this distribution will be equal to the excess of:

(i) the fair market value of the vested shares of Common Stock subject to the surrendered option, over

(ii) the aggregate exercise price payable for such shares.

An appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock, or a combination thereof.

Stock Issuance Program

Shares may be issued under the Stock Issuance Program at a price per share not less than their fair market value, payable in cash. Shares may also be issued as consideration for services rendered without any cash outlay required from the recipient. The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. To the extent a participant ceases service without completing the designated service period or performance goals, we have the right to repurchase the shares at the price paid, if any. However, the Plan Administrator has the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the program. Share recipients will have full stockholder rights with respect to their shares, including the right to vote the shares and to receive regular cash dividends.

Shares of Common Stock may also be issued under the program pursuant to share right awards that entitle the recipient to receive shares upon the attainment of designated service or performance goals. Outstanding share right awards under the program will automatically terminate, and no shares of Common Stock will actually be issued in satisfaction of those awards, if the service or performance goals established for the awards are not attained. The Plan Administrator, however, has the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the service or designated performance goals are not attained. Share right award holders do not have stockholder rights with respect to the awards; however, the Plan Administrator may grant dividend equivalents entitling the holder of share right awards to regular cash dividends payable on the underlying shares. Dividend equivalents are subject to the same vesting schedule and payable at the same time as the shares underlying the share right award.

The Plan Administrator has complete discretion under the program to determine which eligible individuals are to receive stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each issuance or award, the extent to which a share right award will have an accompanying dividend equivalent, and the vesting schedule to be in effect for the stock issuance or share right award.

Automatic Option Grant Program

Terms of Options

Under the Automatic Option Grant Program, eligible non-employee Board members, including Board members who are our former employees, will receive a series of option grants over their period of Board service. Each non-employee Board member will, at the time of his or her initial election or appointment to the

Board or upon continuing to serve as a Board member after ceasing to be employed by us, receive an option grant for up to 25,000 shares of Common Stock. The amount of the initial grant is determined by multiplying:

(i) a fraction, the numerator of which is the number of months remaining between the date the Board member first became a non-employee Board member and the date of the next Annual Meeting and the denominator of which is 12, by

(ii) 25,000 shares of Common Stock.

In addition, each year on the date of the Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted an additional option to purchase 15,000 shares of Common Stock. Other than the 1,500,000 share aggregate limit to any participant in the Stock Incentive Plan, there is no limit on the number of these 15,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

Each automatic grant will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a term of ten years. Each initial automatic option grant will vest over the period from the date of grant to the annual meeting immediately following the grant, with a pro rata portion of the grant vesting at the end of each calendar month during the period, and with the final portion of the grant vesting on the date of the annual meeting. Each annual automatic option grant shall vest and become exercisable for 1/12th of the option shares upon the optionee’s completion of each month of Board service over the 12-month period measured from the automatic grant date. With respect to both the initial automatic option grant and the annual automatic option grant, vesting will cease and options will not become exercisable for any additional option shares following the optionee’s cessation of Board service for any reason. Following an optionee’s cessation of Board service for any reason, each option vested at the time of cessation of Board service will remain exercisable by the optionee (or after the optionee’s death, by his or her estate or heirs) for the remainder of the ten year term of that option.

Stock Appreciation Rights

The terms of the Automatic Option Grant Program provide that options will have one of two different stock appreciation rights, depending on the date on which the option is granted. In either case, the grant price of the stock appreciation right may not be less than the fair market value of our Common Stock on the date of the grant.

Each option granted under the Automatic Option Grant Program prior to March 7, 2006 includes a limited stock appreciation right which provides that, upon the successful completion of a hostile tender offer for more than fifty percent of our outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, the option may be surrendered to us in return for a cash distribution from us. The amount of the distribution per surrendered option shares will be equal to the excess of:

(i) the fair market value per share at the time the option is surrendered, over

(ii) the exercise price payable per share under such option.

Each option granted under the Automatic Option Grant Program on or after March 7, 2006 contains a tandem stock appreciation right that gives the holder the right to surrender the option for an appreciation distribution, to be paid by us to the holder in shares of Common Stock. The amount of the distribution will be equal to the excess of:

(i) the fair market value of the vested shares of Common Stock subject to the surrendered option, over

(ii) the aggregate exercise price payable for such shares.

General Provisions

Acceleration

In the event that we are acquired by merger or asset sale or otherwise undergo a change in control, including a change effected through the successful completion of a tender offer for more than 50% of our outstanding voting stock or a change in the majority of the Board effected through one or more contested elections for Board membership, except as set forth in the terms of the grant, the vesting of each outstanding option under the Discretionary Option Grant Program and the Automatic Option Grant Program, and the vesting of each share right award under the Stock Issuance Program, shall automatically accelerate in full. However, the Plan Administrator generally may impose terms and conditions at the time of grant that prevent this automatic acceleration.

In addition, and except as provided in the terms of any stock issuance, all outstanding repurchase rights under the Stock Issuance Program will terminate upon a merger, asset sale or other change in control, and all underlying shares issued under the Stock Issuance Program will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to a successor corporation or otherwise continued in effect pursuant to the terms of a merger or asset sale.

The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Special Tax Election

The Plan Administrator may provide one or more participants in the Discretionary Option Grant Program and Stock Issuance Program with the right to have us withhold a portion of the shares otherwise issuable to such participants in satisfaction of applicable withholding taxes that attach upon the exercise of options or the vesting of stock issuances or share right awards. Alternatively, the Plan Administrator may allow participants to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

Amendment and Termination

The Board may amend or modify the Stock Incentive Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations (including applicable Nasdaq Global Select Market rules). Unless sooner terminated by the Board, the Stock Incentive Plan will terminate on the earliest of:

(i) March 6, 2016 (but any options, stock issuances or other awards outstanding on such date shall remain in effect in accordance with their terms);

(ii) the date on which all shares available for issuance under the Stock Incentive Plan have been issued as fully-vested shares; or

(iii) the termination of all outstanding options and stock issuances in connection with certain changes in control or ownership of the Company.

New Plan Benefits

Awards to our executive officers during 2010 are reflected below under the heading “Grants of Plan-Based Awards in 2010.” Each of the non-employee Board members will receive an annual automatic option grant under the Automatic Option Grant Program immediately following the Meeting. The following tabulation reflects the awards granted or expected to be granted to the following persons for 2011 under the Stock Incentive Plan:

	Dollar Value		Number of
Name and Position(1)	($)(2)		Units(2)

Jon P. Stonehouse,	697,200	(3)	168,000	(3)
President, Chief Executive Officer	118,275	(4)	28,500	(4)
Yarlagadda S. Babu	207,500	(3)	50,000	(3)
Vice President, Drug Discovery	37,350	(4)	9,000	(4)
David S. McCullough	166,000	(3)	40,000	(3)
Vice President, Strategic Planning, Commercialization and Corporate Development	24,900	(4)	6,000	(4)
Peter L. McCullough	190,900	(3)	46,000	(3)
Vice President, Operations	32,370	(4)	7,800	(4)
William P. Sheridan,	228,250	(3)	55,000	(3)
Senior Vice President and Chief Medical Officer	41,500	(4)	10,000	(4)
Executive Officer Group	1,489,850	(3)	359,000	(3)
	254,395	(4)	61,300	(4)
Non-Employee Director Group	—	(5)	90,000	(6)
Non-Executive Officer Employee Group	3,052,400	(7)	898,018	(7)
	510,620	(8)	124,841	(8)

(1)	Mr. Grant, who has notified the Company of his intention to resign effective May 31, 2011, did not receive a grant under the Stock Incentive Plan in 2011.

(2)	Future awards under the Stock Incentive Plan are indeterminable. All grants are determined by the Plan Administrator in its discretion and no arrangements have been made at this time with respect to the shares reserved for issuance under the Stock Incentive Plan.

(3)	Represents stock options granted on March 1, 2011 under the Stock Incentive Plan. Amounts shown in the Dollar Value column represent the number of stock options granted multiplied by the exercise price of such options.

(4)	Represents restricted stock awards granted on March 1, 2011 under the Stock Incentive Plan. Amounts shown in the Dollar Value column represent the number of shares of restricted stock granted multiplied by the closing price of the Common Stock on March 1, 2011.

(5)	The dollar value of the options to be granted to our non-employee directors pursuant to the Automatic Option Grant Program is indeterminable because the options will be granted immediately after the Meeting and their value will depend on the value of our Common Stock at that time.

(6)	Represents the options to be granted pursuant to the Automatic Option Grant Program under the Stock Incentive Plan to non-employee directors immediately following the Meeting for directors continuing in service after the Meeting.

(7)	Represents options granted to employees who are not executive officers on March 1, 2011 under the Stock Incentive Plan. Amounts shown in the Dollar Value column represent the number of stock options granted multiplied by the exercise price of such options.

(8)	Represents restricted stock awards granted to employees who are not executive officers on March 1, 2011 under the Stock Incentive Plan. Amounts shown in the Dollar Value column represent the number of shares of restricted stock granted multiplied by the closing price of the Common Stock on March 1, 2011.

The weighted average exercise price of the 7,777,239 shares reserved for stock option awards already issued is $6.33 and the weighted average outstanding life is 7.18 years.

Equity Compensation Plan Information

As of March 24, 2011, an aggregate of 13,640,000 shares of Common Stock have been reserved for issuance over the term of the Stock Incentive Plan. The total number of shares available under the Stock Incentive Plan as of March 24, 2011 is 10,154,198. This amount includes: 7,963,589 shares reserved for awards already granted; 590,609 shares of Common Stock available for future issuance under the Stock Incentive Plan; and the 1,600,000 share increase proposed under the terms of this proposal.

Information regarding the securities authorized for issuance under our equity compensation plans, which does not give effect to the increase of 1,600,000 shares of Common Stock included in the proposal, is as follows:

(c)
Number of
Securities
	(a)			Remaining Available
	Number of			for Future Issuance
	Securities to be		(b)	Under Equity
	Issued Upon		Weighted-Average	Compensation Plans
	Exercise of		Exercise Price of	(Excluding
	Outstanding		Outstanding	Securities
	Options, Warrants		Options, Warrants	Reflected in Column
Plan Category	and Rights		and Rights($)	(a))

Equity compensation plans approved by security holders	7,777,239	(1)	6.33	772,147	(2)
Equity compensation plans not approved by security holders	110,000	(3)	8.20	—

Total	7,887,239		6.36	772,147

(1)	Represents stock option awards granted under the Stock Incentive Plan. The number of shares that may be issued pursuant to the Employee Stock Purchase Plan during a given period and the purchase price of such shares cannot be determined in advance of such purchases.

(2)	Consists of 590,609 shares available for future issuance under the Stock Incentive Plan and 181,538 shares available for future issuance under the Employee Stock Purchase Plan.

(3)	Consists of stock option awards granted by the Board of Directors to recruit Mr. David McCullough to the Company.

Federal Income Tax Consequences

Option Grants

Options granted under the Stock Incentive Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise transferred. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. If the optionee makes a qualifying disposition, the taxable income recognized by the optionee will be treated as a long-term capital gain and we will not be entitled to an income tax deduction. If the optionee makes a disqualifying disposition of the purchased shares, then for the taxable year in which such disposition occurs, the optionee will recognize ordinary income, and we will be entitled to an income tax deduction, in an amount generally equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares.

Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, in an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. We will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which the ordinary income is recognized by the optionee.

Stock Issuances

Generally, the issuance of unvested stock will not result in taxable income to the employee. Instead, upon vesting, the fair market value of such shares, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation. Any cash dividends or other distributions paid with respect to the stock prior to vesting will also be included in the holder’s ordinary income as compensation when paid. The participant may however, elect under Section 83(b) of the Internal Revenue Code, to include in his ordinary income at the time the stock is issued the fair market value of such shares less any amount paid. Any cash dividends paid thereafter will be treated as dividend income.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the stock issuance. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.

Share Rights Awards

No taxable income is recognized by a participant upon grant of a share right award. The participant will recognize ordinary income in the year in which the share right award vests and the underlying stock is issued to the participant, in an amount equal to the fair market value of the shares on the date of issuance. Any cash or other property paid with respect to such shares on the vesting date will also be includible in the participant’s ordinary income as compensation at the time of payment. A participant may not make an 83(b) election with respect to a share right award. We will be entitled to an income tax deduction to the extent the participant recognizes ordinary income with respect to a share right award. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by the Company in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m). Compensation attributable to stock issuances or share right awards granted under the Stock Incentive Plan may or may not qualify for the performance-based compensation exception, depending upon the specific terms of each grant.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS DEEMS THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN.

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2011. Services provided to the Company by Ernst & Young LLP in fiscal 2010 and 2009 are described below.

The Company is asking its stockholders to ratify the selection of Ernst & Young LLP as its independent registered public accountants. Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to its stockholders for ratification as a matter of good corporate practice.

Representatives of Ernst & Young LLP will be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.

Audit Fees

In connection with the audit of the 2010 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP agreed to perform audit services for the Company.

Set forth below is information relating to the aggregate fees paid to Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2010 and 2009, respectively.

	2010	2009

(1) Audit Fees	$306,200	$348,142
(2) Audit-related fees	—	—
(3) Tax fees	—	—
(4) All other fees	—	—

It is the policy of the Audit Committee, as set forth in the Audit Committee Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and non-audit services provided to the Company by its independent registered public accounting firm, other than such non-audit services as are prohibited by law to be performed by the independent registered public accounting firm and other than as provided in the de minimis exception set forth in applicable provisions of the federal securities laws. The Audit Committee may delegate to one or more of its designated members the authority to grant the required pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full Audit Committee at each of its scheduled meetings.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2011.

In the event that the Company’s stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

4.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory or non-binding basis, an advisory resolution on the compensation of our Named Executive Officers, as defined herein, as disclosed in this Proxy Statement in accordance with rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”).

The Company asks that you indicate your support for our executive compensation policies and practices as described in “Compensation Discussion and Analysis,” and the accompanying tables and related disclosures in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers, and the policies and practices described in this Proxy Statement. Your vote is advisory and so will not be binding on the Compensation Committee or the Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal will be required for approval.

We believe that the experience, abilities and commitment of our Named Executive Officers are unique in the biotechnology industry, and recognize the need to fairly compensate and retain a senior management team that has produced excellent operating results over the past several years. Accordingly, the Compensation Committee makes compensation decisions for our executive officers after consideration of the following primary objectives:

•	to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance and contribution towards the Company’s performance and long-term strategic goals;

•	to align the interests of our executives with the Company’s corporate strategies, business objectives and the long-term interests of our stockholders; and

•	to attract, motivate and retain our executive talent.

Further, we do not believe that our executive compensation program encourages our management to take excessive risks.

The Board of Directors encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement, including the Compensation Discussion and Analysis beginning on page 21, as well as the Summary Compensation Table and other related compensation tables and narrative discussion, appearing on pages 29 through 37, which provide detailed information on the compensation of our Named Executive Officers.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING RESOLUTION:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative discussion.”

5.	ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on our executive compensation. By voting on this proposal, stockholders may indicate whether they would prefer to cast an advisory vote on executive compensation every one, two or three years. Stockholders may also abstain from voting on this proposal. The frequency (every one, two or three years) that receives the highest number of votes will be deemed to be the choice of the stockholders.

After careful consideration of the frequency alternatives, the Board of Directors believes that conducting an advisory vote on executive compensation every three years is the best policy for the Company based on many considerations, including the following:

•	The Company’s executive compensation is designed and should continue to be designed with a long-term focus.

•	As certain elements of the executive compensation program include performance measures that require creation of stockholder value across economic cycles, long-term orientation of our Named Executive Officers in order to provide the best opportunity to achieve these goals is important.

•	A triennial vote will provide investors with sufficient time to evaluate the effectiveness of our short and long-term compensation strategies and the related business outcomes for the Company. Annual votes on executive compensation could foster a short-term focus.

•	Holding a triennial vote on executive compensation will provide stockholders the ability to express their views on our executive compensation policies and practices while providing us with an appropriate amount of time to give thoughtful consideration to the results of the advisory vote and to implement any changes to our compensation policies and practices.

•	As a practical matter, any changes to our executive compensation policies and practices in response to an advisory vote on executive compensation would not be fully disclosed and reflected in the executive compensation sections of our proxy statements until the second year following the advisory vote that prompted the changes.

•	A triennial vote on executive compensation will not foreclose stockholder engagement on executive compensation during interim periods. The Company provides stockholders with other meaningful means by which to share their views about its executive compensation policies and practices, and stockholders can provide input to the Board by communicating directly with the Board, its committees or individual directors. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate their views on our executive compensation policies and practices.

Although, as an advisory vote, this proposal is not binding upon the Company or the Board of Directors, the Board of Directors will carefully consider the stockholder vote on this proposal, along with all other expressions of stockholder views it receives on this matter.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR “THREE YEARS” WITH RESPECT TO THIS PROPOSAL; HOWEVER, THIS IS NOT A VOTE TO APPROVE OR DISAPPROVE OF THE BOARD’S RECOMMENDATION.

CORPORATE GOVERNANCE

The Company is governed by a Board of Directors, which currently consists of eight directors as determined by resolution of the Board in accordance with the Company’s Certificate of Incorporation. The Board has determined that seven of the eight current members of the Board (Biggar, Erck, Featheringill, Higgins, Horovitz, Sanders and Seidenberg), are independent as defined by the Nasdaq Global Select Market, or Nasdaq. There are no family relationships among any of our directors or executive officers.

The Board has established the Audit, Compensation, and Corporate Governance and Nominating committees to assist in the oversight of the Company. The Board has adopted charters for each of these committees, which are posted on the Company’s website at www.biocryst.com. The Company also makes available at its website its code of business conduct, which applies to all employees of the Company as well as the members of the Board of Directors. The Company intends to post on its website any amendments to, or waivers from, its code of business conduct. Printed copies of these charters or the code of business conduct may be obtained, without charge, by contacting the Corporate Secretary, BioCryst Pharmaceuticals, Inc., 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703.

Board Leadership Structure

The Board has appointed Dr. Horovitz as the Chairman of the Board and as such he presides over the Board meetings and any executive session of the non-management directors. An executive session is held after every regularly scheduled Board meeting.

The Company’s CEO is responsible for setting the Company’s strategic direction and for the day-to-day leadership performance of the Company. The Company’s independent Chairman provides input to the CEO and is responsible for presiding over the meetings of the Board and executive sessions of non-management directors. The Company believes that separating the roles of Chairman and CEO is the most appropriate leadership structure for the Company at this time, based on the current circumstances and direction of the Company and the membership of the Board, including the vast experience of our Chairman in the pharmaceutical industry. This leadership structure permits the CEO to focus his attention on managing our business and allows the Chairman to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company’s management and affairs.

Risk Oversight

The Board oversees our company’s risk management function, primarily through its Audit Committee. Under its charter, the Audit Committee is responsible for reviewing and discussing the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is also responsible for reviewing, discussing and advising the Board with respect to our corporate compliance program and code of business conduct. For a description of the Compensation Committee’s role in evaluating risks related to our executive compensation program, see “Compensation Discussion and Analysis” below.

Committees of the Board

Audit Committee

The Company has an Audit Committee, currently consisting of Mr. Higgins, Dr. Horovitz and Mr. Featheringill, which is responsible for the review of internal accounting controls, financial reporting and related matters. The Audit Committee also recommends to the Board the independent accountants selected to be the Company’s auditors and reviews the audit plan, financial statements and audit results. The Board has adopted an Audit Committee Charter, available on the Company’s website, that meets all applicable rules of Nasdaq and the SEC. The Audit Committee members are “independent” directors as defined by Nasdaq and the SEC and meet Nasdaq’s financial literacy requirements for audit committee members. The Board has determined that Mr. Higgins qualifies as the “audit committee financial expert,” as such term is defined by the SEC. The Audit Committee met five times during 2010.

Compensation Committee

The Company has a Compensation Committee, currently consisting of Dr. Seidenberg, Mr. Erck and Mr. Biggar. The Compensation Committee is responsible for the annual review of officer compensation and other incentive programs. The Board has adopted a Compensation Committee Charter, available on the Company’s website, that meets all applicable rules of Nasdaq and the SEC. The Compensation Committee members are “independent” directors as defined by Nasdaq. The Compensation Committee held four meetings during 2010. More information describing the Compensation Committee’s processes and procedures for considering and determining executive compensation, including the role of consultants in determining or recommending the amount or form of director and executive compensation is included in under the heading “Compensation Discussion and Analysis” below.

Corporate Governance and Nominating Committee

The Company has a Corporate Governance and Nominating Committee consisting of Drs. Biggar and Seidenberg and Mr. Erck. The Corporate Governance and Nominating Committee selects persons for election or re-election as directors and provides oversight of the corporate governance affairs and policies of the Board of Directors and the Company. The Board has adopted a Corporate Governance and Nominating Committee Charter, available on the Company’s website, that meets all applicable rules of Nasdaq and the SEC. The Corporate Governance and Nominating Committee members are “independent” directors as defined by Nasdaq. The Corporate Governance and Nominating Committee met three times during 2010.

Selection of Board Nominees

The Corporate Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Committee has established a procedure for submission of suggestions by stockholders and will consider candidates recommended in writing, including biographical information and personal references. All submissions by stockholders should be sent directly to the Chairman of the Board, Dr. Zola P. Horovitz, at 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703. The Chairman will provide copies of all submissions to the Committee for their consideration.

The Committee reviews all submissions and evaluates them based on predetermined selection criteria to identify prospective nominees. Once the Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or to others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against our director selection criteria, including:

•	the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

In evaluating candidates for Board membership, consideration is given to obtaining a diversity of experience and perspective within the Board. In considering diversity, we look at the entirety of the Board. Although we do not seek constituent or representational directors, the Committee considers the diversity of the Board whenever we are looking for a new director. The Committee and the Board evaluate the Board’s diversity on a periodic basis as part of their review of the Board as a whole. For example, our Board conducts annual self-evaluations, which the Committee oversees, designed to solicit directors’ views on a variety of topics, including whether directors as a whole have the appropriate mix of characteristics, business experience, background and tenure.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee selects the director nominees for the next annual meeting of shareholders. The Committee recommended the nomination of each incumbent director whose term was expiring at the Annual Meeting for re-election to the Board of Directors.

Stockholder or Other Interested Party Communications

Stockholders or other parties interested in communicating directly with the Board, or specified individual directors, may do so by writing the Corporate Secretary, 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703. The Secretary will review all such correspondence and will regularly forward to the Board copies of all such correspondence that, in the opinion of the Secretary, relates to the functions of the Board or its committees or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Attendance

During 2010, the Board held seven meetings. Each member of the Board attended at least 75% of the meetings of the Board and committees of the Board of which he or she is a member. We encourage all members of the Board to attend the Annual Meeting of Stockholders. Our President and Chief Executive Officer was in attendance at the 2010 Annual Meeting of Stockholders.

Certain Relationships and Related Transactions

During 2010, there were no relationships or related transactions requiring disclosure between the Company and any of its directors, executive officers or five percent stockholders. The Audit Committee Charter requires all related party transactions to be pre-approved by the Audit Committee.

EXECUTIVE OFFICERS

Below you can find information, including biographical information, about our executive officers (other than Mr. Stonehouse, whose biographical information appears above).

Name	Age	Position(s) with the Company

Stuart Grant	55	Senior Vice President and Chief Financial Officer
Yarlagadda S. Babu, Ph.D.	58	Vice President, Drug Discovery
Robert S. Lowrey	50	Controller and Principal Accounting Officer
David S. McCullough	46	Vice President, Strategic Planning, Commercialization and Corporate Development
Peter L. McCullough	46	Vice President, Operations
William P. Sheridan	56	Senior Vice President and Chief Medical Officer

Stuart Grant joined BioCryst in August 2007 as Senior Vice President and Chief Financial Officer. Mr. Grant was most recently Chief Financial Officer of The Serono Group from November 2004 to April 2007. From April 2007 to August 2007, Mr. Grant was on a planned three month sabbatical after the integration of The Serono Group into Merck following the successful sale of the company. From April 2002 to November 2004, Mr. Grant served as Chief Financial Officer of Serono USA and from January 1999 to April 2002 as Vice President Corporate Finance of The Serono Group. Prior to 1999, Mr. Grant held other positions within The Serono Group, including General Manager Laboratories Serono SA and Finance Director Laboratories Serono SA. He has also held various senior finance positions in the electronics industry in various European locations. Mr. Stuart received a Bachelor of Accountancy from the University of Glasgow and is a Member of the Institute of Chartered Accountants of Scotland.

Yarlagadda S. Babu, Ph.D., joined BioCryst in 1988 and was BioCryst’s first full-time employee. Dr. Babu has served as the Company’s Vice President — Drug Discovery since 1992. Prior to joining BioCryst, he served five years on the biochemistry faculty at the University of Alabama at Birmingham.

Robert S. Lowrey joined BioCryst to serve as Controller and Principal Accounting Officer effective February 18, 2011. Mr. Lowrey served as Assistant Vice President, Finance at Dex One Corporation, a publicly held marketing solutions company, from February 2010 through December 2010, where he led a company-wide risk management initiative and had treasury and investor relations responsibilities. Mr. Lowrey had previously served as Assistant Vice President/Assistant Controller, from January 2007 until February 2010, and as Director, External Reporting, from October 2003 until January 2007, at Dex One Corporation. From June 2000 to October 2003, Mr. Lowrey served as the Chief Financial Officer of Summus, Inc., a publicly held software development company. Mr. Lowrey is a certified public accountant and previously served as an auditor with an international accounting firm for 10 years. He received his B.A. in Business Administration from Grove City College.

David S. McCullough joined BioCryst in April 2007.  Prior to joining BioCryst, Mr. McCullough served as Director, Global Corporate Development in the Ethical Pharmaceuticals Division at Merck KGaA in Darmstadt, Germany from February 2002 to April 2007. In that position he was responsible for leading the company’s efforts in evaluating the commercial value of specific product opportunities and in the case of the Serono SA acquisition, their entire company portfolio. Mr. McCullough led the commercial assessment of strategic and financial attractiveness of over 40 companies in oncology and other therapeutic areas. From June 1995 to January 2002, Mr. McCullough was an integral part of the Business Operations and Market Research Team in the Oncology Business Unit of Eli Lilly and Company. Mr. McCullough received his Bachelor of Science degree from Western Illinois University.

Peter McCullough joined BioCryst to serve as Vice President, Operations in January 2010. From June 2007 until December 2009, Mr. McCullough served as one of Deloitte Consulting’s Life Sciences practice leaders, providing strategic and operational advisory services to a broad portfolio of biopharmaceutical management teams. Mr. McCullough previously served as head of U.S. Commercial and Clinical Supply Chain Operations for EMD Serono from December 2003 until May 2006, and in that company’s North American Information Technology department from May 2006 until June 2007. Mr. McCullough holds a B.S. in Business

Administration from The Citadel and his MBA in Corporate Strategy and Operations from the University of Texas at Austin.

William P. Sheridan joined BioCryst as Senior Vice President and Chief Medical Officer effective as of July 1, 2008. Dr. Sheridan’s spent 15 years in drug development at Amgen Pharmaceuticals, Inc. before joining the Company, most recently as Vice President of North American Medical Affairs from March 2007 to November 2007. Dr. Sheridan organized and led Amgen’s US Medical Affairs function, making significant contributions to the successful launch of many compounds, including Aranesp®, Enbrel®, Kineret®, Neulasta® and Sensipar®. In addition to his most recent position at Amgen, Dr. Sheridan held titles at the Vice President level in International Medical Affairs, from March 2005 to February 2007; Global Health Economics, from January 2004 to January 2005; and Outcomes Research, US Medical Affairs, and Product Development from January 2002 to December 2003. Prior to joining Amgen, Dr. Sheridan practiced medicine at the Royal Melbourne Hospital in Victoria, Australia as Head of the Bone Marrow Transplant Service. He earned his MB BS degree (M.D. equivalent) at the University of Melbourne in Victoria. He is a board-certified fellow of the Royal Australasian College of Physicians, with a sub-specialty in hematology and medical oncology. After leaving Amgen in November 2007 and prior to joining the Company, Dr. Sheridan served as an independent consultant for pharmaceutical companies, including BioCryst.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Overview of Compensation

The Compensation Committee (referred to in this section as the Committee), of the Board of Directors has the responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. Our goal is to provide a compensation package that attracts, motivates and retains executive talent and is designed to align executives’ interest with the Company’s corporate strategies, business objectives and the long-term interests of the stockholders. We refer to the individuals who served as our chief executive officer, or CEO, and chief financial officer, or CFO, during 2010, as well as the other four individuals included in the Summary Compensation Table, as our “Named Executive Officers” or “NEOs.”

In early 2007, we began a review of our overall compensation policies and practices in light of the Company’s business strategy and hired a compensation consultant to assist with this review as described below under the heading “Role of Compensation Consultants.” Based upon this review, the Committee implemented an Annual Incentive Plan, or AIP, for employees at the top three organization levels defined by the Committee.

The Committee’s primary objectives for our executive compensation program are as follows:

•	to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance and contribution towards the Company’s performance and long-term strategic goals;

•	to align the interests of our executives with the Company’s corporate strategies, business objectives and the long-term interests of our stockholders; and

•	to attract, motivate and retain our executive talent

Role of the Compensation Committee and Executive Officers

The Committee has the primary authority to determine the Company’s compensation philosophy and to establish compensation for the Company’s executive officers. All employees in the Company are expected to participate in an annual performance review, which provides an assessment of the individual employee’s performance and contributions toward the achievement of Company objectives. The Committee assesses the CEO’s performance and makes compensation decisions for the CEO. The Committee also reviews and approves the performance recommendations of the CEO with respect to the other Named Executive Officers and makes and compensation decisions for the other Named Executive Officers based in part on its consideration of the recommendations of the CEO.

Role of Compensation Consultants

Beginning in 2007, the Committee engaged LCG Group, a compensation firm, to perform a competitive compensation analysis of the Company’s overall compensation practices. The overall analysis conducted by LCG Group, which is updated each year, focused on evaluating all positions within BioCryst, establishing appropriate organization levels within the Company and determining the competitive range of compensation, including both cash and stock, for each of the organization levels. In addition, LCG Group was assigned the task of advising the Committee on the design and implementation of a compensation plan for all organizational levels to meet the objectives of having a greater portion of compensation related to performance and based on achievement of established corporate objectives. One of LCG Group’s findings was that the absence of an annual cash incentive at the executive level represented a competitive shortfall and that such a plan is typically used to drive specific annual Company goals. As a result of this analysis, in November 2007 the Board approved the AIP, beginning with the 2007 fiscal year, and an Executive Relocation Policy, both of which are described in more detail below.

Late in 2009, LCG Group conducted an updated analysis of competitive base salary, annual incentive targets and stock option grant levels based on the Radford Biotechnology Survey, a survey of the majority of the biotechnology companies across the country, focusing on comparable positions at 126 comparably-sized companies with 50 to 149 employees. The results of this analysis were reviewed by the Committee in connection with its 2010 compensation decisions.

2010 Elements of Executive Compensation

The Company’s 2010 compensation program for executive officers was primarily comprised of the following elements:

•	base salary;

•	annual incentive compensation;

•	stock option grants;

•	long-term equity incentive awards; and

•	other employee benefits.

Base Salary

The Company provides our Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. In determining the base salary amount for each Named Executive Officer, the Committee primarily considers:

•	industry experience, knowledge and qualifications;

•	salary levels in effect for comparable positions within the Company’s industry obtained from the Radford Biotechnology Survey; and

•	individual performance of the executive.

Base salary amounts are typically reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in responsibility. None of the Named Executive Officers received any adjustment in their base salary in 2010, reflecting a decision by the Committee to hold base salaries flat and instead increase the annual incentive plan targets and maximums for executives in the top three levels of the Company, including all of the Named Executive Officers other than the CEO.

Each of our Named Executive Officers other than Mr. Grant, who has notified the Company of his intention to resign effective May 31, 2011, received an increase in base salary of 2.0% to 3.0% in March

2011, primarily in recognition of the continuing advancement of the Company’s clinical programs and key business milestones during 2010, and varying based on the performance of each Named Executive Officer. To assist in determining appropriate base salary increases, LCG Group provided competitive base salary levels by updating the competitive data provided by the Radford Biotechnology Survey described in more detail above.

The Company’s compensation practice is to generally target the competitive 50th percentile for base salary, annual incentive and stock option grants. Base salary levels for our Named Executive Officers may fluctuate from the 50th percentile based on each Named Executive Officer’s particular experience, performance and value to the Company. For example, high-performing, experienced Named Executive Officers may be paid at the 75th percentile, while newer Named Executive Officers may be paid at the 25th percentile.

For Mr. Stonehouse, who was hired as our CEO during 2007, the Committee reviewed the above criteria and the competitive data, and established a base salary increase of 3.0% effective March 2011. This increase resulted in a base salary of $461,860, approximating between the 50th and 75th percentile.

Dr. Babu, our Vice President, Drug Discovery, was provided a base salary increase of 3.0% effective March 2011. This resulted in a base salary of $325,030, approximating the 75th percentile.

Mr. David McCullough, who was hired as our Vice President, Strategic Planning, Commercialization and Business Development during 2007, was provided a base salary increase of 2.0% effective March 2011. This resulted in a base salary of $270,300, approximating the 25th percentile.

Mr. Peter McCullough, who was hired as our Vice President, Operations during 2009, was provided a base salary increase of 3.0% effective March 2011. This resulted in a base salary of $267,800, approximating the 50th percentile.

Dr. Sheridan, who was hired as our Chief Medical Officer, or CMO, during 2008, was provided a base salary increase of 3.0% effective March 2011. This increase resulted in a base salary of $398,680, at slightly above the 75th percentile.

Annual Incentive Compensation

It is the Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance and contribution towards the Company’s performance. The 2010 AIP was designed to achieve the objective of basing a substantial portion of compensation on the achievement of Company performance objectives. The AIP provides incentive targets and ranges for employees of the Company who are Executive Directors and above, including the NEOs. For 2010, senior management, with the approval of the Committee and the Board, established certain corporate objectives and each NEO developed personal objectives to help achieve the corporate objectives.

The AIP payout has a target percentage of annual base salary that is determined according to the employee’s level of responsibility. The target percentage was set based on benchmark data described below. Based on performance the actual payout can range from 0 to a maximum percentage of annual base salary and varies by level in the Company. Overall amount of the AIP pool each performance year is determined by the Committee and based on their assessment of the Company performance against the current year corporate objectives multiplied by the sum of all participants at target performance. The AIP plan allows the Committee use its discretion in setting the size of the AIP pool. The Committee may decide that the pool is as low as 0 for a year of poor Company performance and may establish a pool that exceeds target for a year of exceptional Company performance.

Based on benchmark data provided by the LCG Group based upon the Radford Biotechnology Survey, the Committee adjusted the AIP and incentive targets and maximums in line with benchmark data starting in the 2010 performance plan year for all participants other than the CEO, who was already at benchmark. The targets and maximums for the Named Executive Officers in the 2010 plan year were: CEO Jon Stonehouse target 50% and maximum 75%; Drs. Sheridan and Babu, Stuart Grant and David McCullough and Peter McCullough target 30% and maximum 36%. At the time these ranges were set, the Committee believed that payout at the target performance level was challenging but achievable and that payout at the maximum performance level represented a “stretch” performance target, but was nevertheless achievable. Payout to individuals under the AIP relative to the incentive ranges are based on Company performance and individual contributions to the Company’s performance and all awards under the plan are settled in cash. All awards are reviewed and approved by the Committee.

In an effort to ensure the Company’s executives are accountable for supporting corporate objectives, the Committee decided for the 2010 performance year that AIP award payouts would be based upon the Committee’s assessment of the achievement of the corporate objectives, along with its assessment of individual contributions toward achieving those objectives for all of the NEOs except the CEO. The most senior executives were assessed to have more ability to influence and responsibility for overall Company performance, and therefore Company performance was considered more heavily by the Committee in determining individual AIP payouts for those executives, though no specific weighting was applied by the Committee. For the CEO, 100% of his AIP opportunity was based upon Company performance. The Company and Committee uses discretion in light of overall employee performance and total contribution made toward long term and short term objectives of the Company in assessing and determining the overall performance and AIP payout to Company employees who are entitled to receive them, including the Named Executive Officers.

The corporate objectives established for 2010 related to the continued progress of our two main clinical programs (peramivir and BCX4208), completing out-licensing deals and maintaining the Company’s financial strength. The Committee assessed the Company performance against each objective and used its discretion to consider any other major accomplishments by the Company over the course of the performance year that were not included in the original Company objectives. The Committee used its discretion to assess the Company’s performance and scored the Company’s performance according to whether or not the Company exceeded the objective, met the objective, partially met the objective or did not meet the objective and awarded points which would total 100 if the Company met all the objectives.

With respect to the clinical programs objective, the Committee determined that the Company met the target performance for the progress of the clinical programs and awarded 30 points out of a possible 30 for overall performance. The Committee’s assessment was based on excellent execution resulting in the completing of studies ahead of schedule for the BCX4208 program and additional approvals of peramivir in Korea and Japan, countered by delays in enrollment timelines for peramivir.

With respect to the out-licensing objective, the Committee determined that the Company’s performance did not meet the objective and awarded 0 points out of a possible 30 points for overall performance of that objective. This was due to the Company’s inability to complete a transaction around the PNP cancer programs.

With respect to the objective of maintaining a strong financial position, the Committee determined that the Company partially met the target performance and awarded 35 points out of a possible 40 points based on good cost control expense management, offset by less than anticipated revenue for the year due to limited royalties, no further stockpiling orders and no licensing payments.

In addition, the Committee considered additional accomplishments by the Company that were considered important to the long term strategic objectives of the Company and were not included in the 2010 objectives. The Committee allocated an additional 7 points for these major accomplishments, which were primarily focused around the advancement of the preclinical program, in particular the Kallikrein inhibitor, as well as improved efficiencies indentified and initiated in the Company. Therefore, the resulting overall Company performance assessed by the Committee in the performance year 2010 was 72 points or 72% toward target.

Jon Stonehouse, our CEO, is responsible for ensuring that the corporate objectives are fully supported in order to progress the Company toward its strategic plan. Accordingly, 100% of his performance is based on Company performance and his performance rating is the performance of the Company as a whole. He therefore received an AIP payment of 72% of target, or $161,424.

For all of the other Named Executive Officers, the Committee assessed the contribution of the individuals to the achievement of the overall Company objectives, and adjusted the corporate objective achievement percentage of 72% up or down based on its subjective assessment of the level of the individual’s contribution to overall Company performance. The Committee used its discretion to determine the overall AIP payout for each individual Named Executive Officer, other than the CEO.

With respect to Mr. Grant, the Committee approved an overall AIP payment of approximately 79% of target, resulting in a payment of $97,000. This was largely based on his individual contributions to corporate objectives, including in particular his contribution to the corporate financial position objective, and to cost controls and efficiency improvements indentified and initiated.

With respect to Dr. Babu, the Committee approved an overall AIP payment of approximately 72% of target, resulting in a payment of $68,161. This was largely based on his individual contributions to corporate objectives, and to advancement of the Company’s preclinical programs in particular.

With respect to Mr. David McCullough, the Committee approved an overall AIP payment of approximately 55% of target, resulting in a payment of $43,725. This was largely based on his individual contributions to corporate objectives, including in particular his leading of out-licensing deals. The Committee also considered his contribution to portfolio management and commercial analysis and preparations.

With respect to Dr. Sheridan, the Committee approved an overall AIP payment of approximately 72% of target, resulting in a payment of $83,605. This was largely based on his individual contributions to corporate objectives, including in particular the clinical program objectives, as well as to advancing preclinical programs.

With respect to Mr. Peter McCullough, the Committee approved an overall AIP payment of approximately 73% of target, resulting in a payment of $57,330. This was largely based on his individual contributions to corporate objectives, and in particular to efficiency improvements indentified and initiated.

The AIP provides that if the employment of a participating employee is terminated as a result of death, retirement or permanent disability, the employee is eligible to receive a pro rata award based on his or her base salary on the date of separation during the plan year in which the employee was considered an active employee and the number of whole months actually worked. In all other circumstances, absent provisions to the contrary in an employment agreement, all awards are forfeited if an employee voluntarily or involuntarily terminates employment with the Company before the annual incentive awards are paid.

Long-Term Equity Incentive Awards

The Company’s officers, along with all other Company employees, are eligible to participate in the Company’s periodic awards of stock options and other stock grants under the Company’s Stock Incentive Plan. These awards are designed to:

•	enhance the link between creation of stockholder value and long-term executive compensation;

•	provide an opportunity for increased equity ownership by executives, which increases the alignment of the financial interests of our executive officers and our stockholders; and

•	maintain competitive levels of total compensation.

The Committee has historically granted equity awards to all employees and executives on an annual basis, which for 2009, 2010 and 2011 was during March. The overall grant pool is established based, in part, on a review of competitive stock option grant levels by organizational level and the number of employees at each level using competitive data provided by the Radford Biotechnology Survey. The Committee also considers the current value of the Company’s stock, assessed in December of each year. A grant range is established for each organizational level, with target grants set at roughly the 50th percentile based on the Radford Biotechnology Survey data, to ensure competitive compensation and promote executive retention and recruitment and grant opportunities varying based on individual performance.

Mr. Peter McCullough received an initial grant of options to purchase 70,000 shares of common stock on January 1, 2010 in connection with his hire by the Company. The Committee believes this award was an important factor in attracting Mr. Peter McCullough to the Company.

In March 2010, based on the Committee’s performance review of each NEO with respect to his 2009 performance, which is described in detail under the heading “Annual Incentive Compensation” in the Company’s Form 10-K/A filed with the SEC on January 19, 2011, the Committee awarded stock option grants as follows: Mr. Stonehouse, options to purchase 143,800 shares of common stock; Mr. Grant, options to purchase 45,000 shares of common stock; Dr. Sheridan options to purchase 64,000 shares of common stock; Dr. Babu, options to purchase 55,000 shares of common stock; and Mr. David McCullough, options to purchase 55,000 shares of common stock. Mr. Peter McCullough did not receive a grant in March 2010 given his receipt of a new hire grant earlier in the year.

In March 2011, based on a review of benchmarking data from LCG Group on competitive data provided by the Radford Biotechnology Survey, the Committee approved changes to the Long-Term Equity Incentive program. Beginning with the March 2011 equity grants, employees would receive a mix of stock options (75%) and restricted stock (25%), based on value of the grants, with the specific amount of grants awarded dependent upon individual performance ratings and organization level.

In March 2011, based on the Committee’s performance review of each NEO with respect to his 2010 performance, which is described in detail under the heading “Annual Incentive Compensation” above, the Committee awarded stock option and restricted stock award grants as follows: Mr. Stonehouse, options to purchase 168,000 shares of common stock and 28,500 shares of restricted stock; Dr. Sheridan, options to purchase 55,000 shares of common stock and 10,000 shares of restricted stock; Dr. Babu, options to purchase 50,000 shares of common stock and 9,000 shares of restricted stock; Mr. Peter McCullough, options to purchase 46,000 shares of common stock and 7,800 shares of restricted stock, and Mr. David McCullough, options to purchase 40,000 shares of common stock and 6,000 shares of restricted stock. Mr. Grant did not receive a 2011 grant as a result of his announcement of his intention to resign from the Company effective May 31, 2011.

Stock options and restricted stock awards granted under the Stock Incentive Plan generally have a four-year vesting schedule to provide a long-term incentive for continued employment. The options generally expire ten years after the date of the grant. This provides a reasonable time frame during which the executive officers and other employees who receive grants can benefit from the appreciation of the Company’s shares. The exercise price of options granted under the Stock Incentive Plan cannot be less than 100% of the fair market value of the underlying stock on the date of grant.

Other Elements of Compensation

In order to attract and retain key talent and pay market levels of compensation, we offer broad-based retirement, health and welfare employee benefits to our eligible employees, including our Named Executive Officers, subject to the terms and conditions of each benefit program. Our Named Executive Officers are eligible to participate in these benefits on the same basis as other full-time employees.

Medical Insurance.  The Company makes available to eligible employees and their dependents group health, dental and vision insurance coverage.

Life and Disability Insurance.  The Company makes available disability and life insurance at coverage levels based upon the employee’s level of compensation. In addition, as part of Mr. Stonehouse’s employment agreement, he is entitled to have either a $1 million life insurance policy payable to his beneficiary upon death, or, if there is no policy in place, we are required to pay his beneficiary $1 million. This insurance policy was in place at December 31, 2010.

Defined Contribution Plan.  The Company offers a retirement plan designed to meet the requirements under Section 401(k) of the Internal Revenue Code. The 401(k) plan permits eligible employees to defer from 1% to 30% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. Employee elective deferrals are immediately vested and non-forfeitable. The Company makes matching contributions equal to the first 5% of the employee elective deferrals, which vest over a period not to exceed six years.

Stock Purchase Plan.  The Company sponsors a broad-based employee stock purchase plan (the “ESPP”), designed to meet the requirements under Section 423 of the Internal Revenue Code. The ESPP permits employees to purchase Company stock at a discount through payroll deductions. ESPP participants are granted a purchase right to acquire shares of common stock at a price that is 85% of the stock price on either the first day of the stock purchase period or the last day of the stock purchase period, whichever is lower. The purchase dates occur on the last business days of January and July of each year. To pay for the shares, each participant may authorize periodic payroll deductions from 1% to 15% of the employee’s cash compensation, subject to certain limitations imposed by the Internal Revenue Code. All payroll deductions collected from the participant during the purchase period are automatically applied to the purchase of common stock on the dates indicated above provided the participant remains an eligible employee and has not withdrawn from the ESPP prior to the purchase date.

Other.  The Company makes available certain other fringe benefits to executive officers and other employees, such as tuition reimbursement and payment of professional dues. The aggregate amount of these benefits was less than $10,000 for each NEO during 2010.

Executive Relocation Policy.  In November 2007, the Board approved the Committee’s recommended adoption of an Executive Relocation Policy (the “Relocation Policy”) for certain new employees of the company, including executive officers. The Relocation Policy provides for a house hunting trip, temporary living and trips home for up to 90 days, home selling support or direct reimbursement for some selling expenses, moving costs and temporary storage of goods, customary closing expenses on the new home, a miscellaneous allowance of one month’s salary, not to exceed $5,000, and gross up of all taxable expenses. The Relocation Policy requires 100% repayment of benefits if the employee leaves or is terminated for cause within 12 months from the hire date.

Employment Agreement of CEO

Mr. Stonehouse entered into a one-year employment agreement with the Company on January 5, 2007 that automatically renews for successive annual terms. Mr. Stonehouse’s minimum annual compensation is $400,000 with the potential to earn a cash bonus of up to $300,000 based on the Company’s achievement of performance related goals. In addition, Mr. Stonehouse is entitled to receive reasonable vacation, sick leave, medical benefits, $1,000,000 of life insurance during the term of his employment, participation in profit sharing or retirement plans, payment of fees for his participation in the advisory council at Duke University, and reimbursement for reasonable attorneys fees incurred in connection with the negotiation of his employment agreement. His agreement also provided for stock option and restricted stock awards. The termination and change in control provisions of Mr. Stonehouse’s agreement are set forth under the heading “Potential Payments Upon Termination or Change in Control.”

Employment Agreements of Other Named Executive Officers

Under Mr. Grant’s agreement, he is entitled to a base salary of $375,000 and is eligible for an annual cash bonus of up to 30% of his base salary. Mr. Grant’s agreement was amended effective November 7, 2007 to provide that in lieu of the Company’s standard relocation benefits, Mr. Grant is entitled to certain travel perquisites related to his maintenance of his residence in Boston. In the event Mr. Grant sells his residence in Boston, he is entitled to additional benefits under the Company’s relocation policy, reduced by the amounts previously paid to Mr. Grant under the terms of his amended employment agreement. The termination and change in control provisions of Mr. Grant’s agreement are set forth under the heading “Potential Payments Upon Termination or Change in Control.”

Under Dr. Sheridan’s agreement, he is entitled to a base salary of $375,000 and a bonus based on a target amount equal to at least 25% of his base compensation. Dr. Sheridan was also provided with relocation assistance under the Relocation Policy consisting of temporary housing for up to six months and payment of certain moving expenses. The termination and change in control provisions of Dr. Sheridan’s agreement are set forth under the heading “Potential Payments Upon Termination or Change in Control.”

Under Mr. David McCullough’s agreement, he is entitled to a base salary of $215,000 and is eligible for an annual cash bonus based on a target amount equal to at least 30% of his base compensation. The termination and change in control provisions of Mr. McCullough’s agreement are set forth under the heading “Potential Payments Upon Termination or Change in Control.”

Under Mr. Peter McCullough’s agreement, he is entitled to a base salary of $260,000 and is eligible for an annual cash bonus based on a target amount equal to at least 25% of his base compensation. The termination and change in control provisions of Mr. McCullough’s agreement are set forth under the heading “Potential Payments Upon Termination or Change in Control.”

Dr. Babu has no written employment agreement with the Company.

The stock option provisions for the other Named Executive Officers are the same as all other employees. In the event of termination of service other than on account of death or disability, each executive has three months to exercise any options exercisable prior to the termination in service. In the event of permanent disability, the executive will be able to exercise all outstanding options vested at the time of such disability in their entirety within the earlier of 12 months or the expiration of the option. In the event of death, the executor of his estate will be able to exercise all of the outstanding options in their entirety within the earlier of 12 months or the expiration of the option. If the executive has completed five years of service, all outstanding options vest in their entirety at death, but with less than five years of service only the portion of the option that was exercisable at the time of death will be exercisable during the 12 month period. As with all employees, if the executive is no longer an employee of the Company, but prior to the last date of employment continues service with the Company in another capacity, such as service as a consultant or service as a member of the Board of Directors, his outstanding options continue to vest and be exercisable until three months after separation from such service or expiration of the option.

Upon termination, each Named Executive Officer is entitled to receive amounts earned during the term of employment. These items are: unused vacation pay, vested amounts payable under the Company’s 401(k) plan, and the ability to exercise any outstanding vested stock options for a period of three months following the final date of employment.

In addition, upon death or disability, the executive, or beneficiary in the event of death, will receive benefits under the Company’s disability benefit program or payments under a life insurance policy, as applicable.

The standard stock option terms for all optionees, including the Named Executive Officers, provides for full acceleration of vesting upon certain events. Full acceleration is automatic upon a change in control not approved by stockholders, such as: (i) acquisition of over 50% of the combined voting power of the Company, and (ii) change in composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members ceases as a result of one or more contested elections. In the event of an acquisition such as: (i) a merger or consolidation, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, then the unvested options of the optionees are accelerated unless the options are assumed by the acquiring company. These provisions are superseded by the provisions of the employment agreements of the Named Executive Officers, if applicable, as described under the heading “Potential Payments Upon Termination or Change in Control.”

Policy Regarding Tax Deductibility of Compensation

As part of its role, the Committee reviews and considers the compensation programs for compliance with Section 162(m) of the Internal Revenue Code, which limits the Company’s federal tax deduction for compensation paid to covered employees unless the compensation satisfies the exception for performance-based compensation. Options granted under the Stock Incentive Plan are expected to be fully deductible for federal income tax purposes. Compensation attributable to stock issuances or share right awards under the Stock Incentive Plan may or may not qualify for the performance-based compensation exception, depending upon the specific terms of each grant. For 2010, the compensation paid in cash to the Company’s executive officers did not exceed the $1 million limit per officer. The Committee does not anticipate that the compensation to be paid in cash to the Company’s executive officers for fiscal 2011 will exceed that limit.

Policy with Respect to Equity Compensation Awards

The Company grants all equity incentive awards based on the fair market value as of the date of grant. The exercise price for stock option grants and similar awards is determined by reference to the last quoted price per share on the Nasdaq Global Select Market at the close of business on the date of grant.

Risk Assessment of Compensation Programs

During the Company’s proxy preparation process in the first quarter of 2011, management of the Company, together with the Company’s compensation consultant and outside counsel and Compensation Committee, examined the Company’s compensation program and discussed whether any elements of the program created risks that were reasonably likely to have a material adverse effect on the Company. Following this analysis, management concluded that the elements of the Company’s compensation program did not create risks that are reasonably likely to have a material adverse effect on the Company. In its analysis, management considered a number of factors, including primarily: (1) the total value of the payments made under the Company’s compensation program for the prior year and (2) that any corporate actions that would potentially lead to achievement of corporate performance objectives would require approval by the Company’s Board of Directors, which provides a check on the ability of any individual to take risks that could have a material adverse effect on the Company in an effort to achieve a certain performance objective.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation awarded, paid to or earned by the individuals who served as our CEO and CFO during 2010, along with the next four most highly compensated executive officers during 2010.

					Non-Equity
			Stock	Option	Incentive Plan		All Other
		Salary	Awards	Awards	Compensation	Cash Bonus	Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(1)	($)	($)(2)	($)(3)		($)

Jon P. Stonehouse	2010	448,400	—	588,997	161,424	—	12,250		1,211,071
President, Chief Executive	2009	444,500	—	251,640	208,506	—	12,250		916,896
Officer and Director	2008	420,835	—	126,968	180,700	—	11,250		739,753
Stuart Grant	2010	407,500	—	184,315	97,000	—	—		688,815
Senior Vice President and	2009	403,958	—	112,500	122,250	309,000	—		947,708
Chief Financial Officer	2008	384,375	77,498	156,750	115,900	—	13,101	(4)	747,624
Yarlagadda S. Babu, Ph.D	2010	315,560	—	225,272	68,161	—	12,250		621,243
Vice President, Drug	2009	313,537	—	90,000	75,734	242,736	12,250		734,257
Discovery	2008	300,102	60,881	62,700	85,000	—	11,250		519,933
David S. McCullough	2010	265,000	—	225,277	43,725	—	12,250		546,252
Vice President, Strategic Planning,	2009	236,507	—	63,000	68,900	179,616	12,250		560,273
Commercialization and Corporate Development	2008	222,936	45,050	36,053	58,400	—	11,250		373,689
Peter L. McCullough(5)	2010	260,000	—	274,974	57,330	40,000	32,334	(6)	664,638
Vice President, Operations
William P. Sheridan	2010	387,060	—	262,137	83,605	—	12,250		745,052
Senior Vice President and	2009	385,050	—	20,250	92,894	—	12,250		510,444
Chief Medical Officer(7)	2008	187,500	—	334,000	52,500	—	31,526	(8)	605,526

(1)	These amounts reflect the aggregate grant date fair value for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008 computed in accordance with FASB ASC Topic 718 of awards pursuant to the Stock Incentive Program. Assumptions used in the calculation of these amounts are included in Note 8 to the Company’s audited financial statements for the year ended December 31, 2010, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2011; Note 8 to the Company’s audited financial statements for the year ended December 31, 2009, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2010; and in Note 8 to the Company’s audited financial statements for the year ended December 31, 2008, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2009. In December 2009, the SEC changed its rules for how we calculate the amounts reported in the Stock Awards and Option Awards columns and adopted rules requiring us to recalculate the amounts we previously reported for 2008. As a result, the amounts reported in the Stock Awards, Option Awards and Total columns for 2008 differ from the amounts we previously reported in our 2009 proxy statement.

(2)	For Mr. Grant, Dr. Babu and Mr. David McCullough, represents a retention bonus. For Mr. Peter McCullough, represents a bonus paid in connection with his hire.

(3)	Except as otherwise indicated, the amounts shown reflect the Company contribution for the executive to the 401(k) plan.

(4)	Represents $13,101 of grossed-up temporary living expenses and commuting expenses in accordance with the terms of his amended employment agreement, of which $4,347 is the tax gross-up amount.

(5)	Mr. Peter McCullough was hired as our Vice President, Operations effective January 1, 2010.

(6)	Includes Company contributions to the 401(k) plan of $12,250 and $20,084 of grossed-up temporary living expenses and commuting expenses in accordance with the terms of his employment agreement, of which $6,000 is the tax gross-up amount.

(7)	Dr. Sheridan joined the Company effective July 1, 2008.

(8)	Includes Company contributions to the 401(k) plan of $9,375 and $22,151 of grossed-up temporary living expenses and commuting expenses in accordance with the terms of his employment agreement, of which $7,552 is the tax gross-up amount.

GRANTS OF PLAN-BASED AWARDS IN 2010

The following table provides information about plan-based awards granted during 2010 to our Named Executive Officers.

						All
						Other		Grant
						Option	Exercise	Date
						Awards:	or	Fair
			Estimated Possible			Number of	Base	Value of
		Compensation	Payouts Under Non-Equity			Securities	Price of	Stock and
		Committee	Incentive Plan Awards(1)			Underlying	Option	Option
		Action	Threshold	Target	Maximum	Options	Awards	Awards
Name	Grant Date	Date	($)	($)	($)	(#)	($/Sh)(2)	($)(3)

Jon P. Stonehouse	—	2/18/10	—	224,200	336,300	—	—
	3/1/10	2/18/10	—	—	—	143,800	6.68	588,997
Stuart Grant	—	2/18/10	—	122,250	146,700	—	—
	3/1/10	2/18/10	—	—	—	45,000	6.68	184,315
Yarlagadda S. Babu	—	2/18/10	—	94,668	113,602	—	—
	3/1/10	2/18/10	—	—	—	55,000	6.68	225,272
David S. McCullough	—	2/18/10	—	79,500	95,400	—	—
	3/1/10	2/18/10	—	—	—	55,000	6.68	225,277
Peter L. McCullough	—	2/18/10	—	78,000	93,600	—	—
	1/1/10	2/18/10	—	—	—	70,000	6.46	274,974
William P. Sheridan	—	2/18/10	—	116,118	139,342	—	—
	3/1/10	2/18/10	—	—	—	64,000	6.68	262,137

(1)	Represents possible payouts under our 2010 AIP. The amount shown in the “target” column represents the incentive payment that will be earned if 100% of the performance objectives are achieved. The amount shown in the “maximum” column represents the maximum amount payable under the AIP. There is no specific “threshold” amount payable for minimal performance under the AIP. Payout could be zero if specified corporate objectives are not met. The actual amount earned by each Named Executive Officer in 2010 is reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)	The exercise price is the closing market price of our common stock on the grant date.

(3)	See the Summary Compensation Table above for more information about the assumptions used to determine these amounts.

(4)	Options vest at a rate of 25% after year one and 1/48th per month thereafter such that all are fully vested after four years and have a term of ten years.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table summarizes the equity awards we have made to our Named Executive Officers which are outstanding as of December 31, 2010.

	Option Awards(1)					Stock Awards
	Number of	Number of
	Securities	Securities				Number of
	Underlying	Underlying				Shares of		Market Value of
	Unexercised	Unexercised		Option	Option	Stock that		Shares of Stock
	Options (#)	Options (#)		Exercise	Expiration	Have not		that Have not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)(2)

Jon P. Stonehouse	440,619	9,381		11.81	1/05/17
	41,765	18,985		3.26	3/14/18
	78,574	101,026		1.20	3/02/19
	—	100,000	(3)	1.20	3/02/19
	—	143,800		6.68	3/01/20
						25,000	(4)	129,250
Stuart Grant	166,664	33,336		11.39	8/27/17
	12,499	23,439		3.26	3/14/18
	5,000	33,751		1.20	3/02/19
	—	65,000	(3)	1.20	3/02/19
	—	45,000		6.68	3/01/20
Yarlagadda S. Babu	8,800	—		6.09	3/23/11
	14,400	—		3.59	12/12/11
	7,699	—		1.18	8/05/12
	2,147	—		1.04	12/11/12
	6,608	—		0.87	2/03/13
	25,887	—		8.83	5/12/14
	26,108	—		4.30	5/11/15
	29,501	—		12.26	5/17/16
	30,000	—		11.42	11/01/16
	26,541	3,087		7.98	5/16/17
	20,624	9,376		3.26	3/14/18
	19,687	25,313		1.20	3/02/19
	—	55,000	(3)	1.20	3/02/19
	—	55,000		6.68	3/01/20

	Option Awards(1)					Stock Awards
	Number of	Number of
	Securities	Securities				Number of
	Underlying	Underlying				Shares of		Market Value of
	Unexercised	Unexercised		Option	Option	Stock that		Shares of Stock
	Options (#)	Options (#)		Exercise	Expiration	Have not		that Have not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)(2)

David S. McCullough	137,498	12,505		8.20	4/02/17
	11,859	5,391		3.26	3/14/18
	13,124	16,876		1.20	3/02/19
	—	40,000	(3)	1.20	3/02/19
	—	55,000		6.68	3/01/20
						834	(5)	4,312
Peter L. McCullough	—	70,000		6.46	1/01/20
William P. Sheridan	33,333	79,168		2.58	7/01/18
	3,750	12,657		1.20	3/02/19
	—	64,000		6.68	3/01/20

(1)	Unless otherwise indicated, all options reported above vest at a rate of 25% after year one and 1/48th per month thereafter such that all are fully vested after four years. The term of each option is ten years.

(2)	Market value is calculated by multiplying the closing market price of our common stock on December 31, 2010 ($5.17) by the number of shares that have not vested.

(3)	Options will become 100% exercisable after a period of 24 months measured from the grant date and shall not become exercisable for any additional optioned shares following the optionee’s cessation of service. The term of each option is ten years.

(4)	Vested on January 4, 2011.

(5)	Approximately 208 shares of restricted stock vest each month through April 2011.

2010 OPTION EXERCISES AND STOCK VESTED

The following table provides information on stock option exercises during 2010 by our Named Executive Officers and shares of restricted stock held by our Named Executive Officers that vested during 2010.

	Option Awards		Stock Awards
	Number of	Value	Number of Shares
	Shares Acquired	Realized on	Acquired on Vesting		Value Realized on
Name	on Exercise (#)	Exercise ($)(1)	(#)		Vesting ($)(2)

Stuart Grant	60,311	315,206	—		—
David S. McCullough	—	—	2,500	(3)	15,578
William P. Sheridan	22,759	132,284	—		—

(1)	Value is calculated by multiplying (a) the number of shares acquired upon exercise by (b) the difference between the market price of our common stock at the time of exercise and the exercise price.

(2)	Value is calculated by multiplying (a) the closing market price of our common stock on the vesting date by (b) the number of shares of stock that vested.

(3)	The Company withheld 832 of these shares for payment of Mr. David McCullough’s tax obligations.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth potential payments payable to our Named Executive Officers upon termination of employment. The amounts include compensation payable upon voluntary or involuntary termination or retirement, termination following a change in control, and in the event of disability or death. None of the Named Executive Officers are entitled to any payments upon termination with cause. The Company’s Compensation Committee may in its discretion revise, amend or add to the benefits if it deems it advisable. The amounts shown assume the options are valued at their last intrinsic value in fiscal 2010 and that termination is effective December 31, 2010, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. The amounts shown in the table do not include: accrued vacation, vested amounts payable under the Company’s 401(k) plan, any accrued but unpaid bonus or base salary, or potential compensation recognized upon exercise of vested options as disclosed in the Outstanding Equity Awards table above.

A description of the relevant provisions of the employment agreements of Messrs. Stonehouse, Grant, David McCullough and Peter McCullough and Dr. Sheridan is set forth below the table. A description of the benefits executive officers are entitled to upon death, retirement or disability under the AIP or under the terms of the Company’s equity grants is included in “Compensation Discussion and Analysis.”

							Change in
							Control with
		Termination					no Change in		Change in
		Without	Constructive	Disability	Death	Retirement	Employment		Control and
Name	Benefit	Cause($)	Termination($)	($)	(1)($)	($)	Status($)		Termination(2)($)

Jon P. Stonehouse	Base salary	896,800	896,800	896,800	—	—	—		896,800
	Target bonus	448,400	448,400	448,400	224,200	224,200	—		448,400
	Health care
	premiums(3)	14,945	14,945	14,945	—	—	—		14,945
	Equity vesting
	acceleration(4)	—	—	—	—	—	963,585		963,585
	Total	1,360,145	1,360,145	1,360,145	224,200	224,200	963,585		2,323,730
Stuart Grant	Base salary	407,500	407,500	—	—	—	—		407,500
	Target bonus	122,250	122,250	122,250	122,250	122,250	—		122,250
	Health care
	premiums(3)	6,012	6,012	—	—	—	—		6,012
	Equity vesting
	acceleration(4)	—	—	—	—	—	436,810		436,810
	Total	535,762	535,762	122,250	122,250	122,250	436,810		972,572
Yarlagadda S. Babu	Target bonus	—	—	94,668	94,668	94,668	—		—
	Equity vesting
	acceleration(4)	—	—	—	336,751	—	336,751	(5)	336,751	(5)
	Total	—	—	94,668	431,419	94,668	336,751		336,751
David S. McCullough	Base salary	265,000	—	—	—	—	—		265,000
	Target bonus	—	—	79,500	79,500	79,500	—		—
	Health care
	premiums(3)	7,470	—	—	—	—	—		7,470
	Equity vesting
	acceleration(4)	—	—	—	—	—	240,406		240,406
	Total	272,470	—	79,750	79,750	79,750	240,406		512,876
Peter L. McCullough	Target bonus	—	—	78,000	78,000	78,000	—		—
	Total	—	—	78,000	78,000	78,000	—		—
William P. Sheridan	Base salary	387,060	—	—	—	—	—		387,060
	Target bonus	—	—	116,118	116,118	116,118	—		—
	Health care
	premiums(3)	6,012	—	—	—	—	—		6,012
	Relocation expenses	22,151	—	—	—	—	—		22,151
	Equity vesting
	acceleration(4)	—	—	—	—	—	91,818		91,818
	Total	415,223	—	116,118	116,118	116,118	91,818		507,041

(1)	Acceleration of unvested options occurs only in the event of death after five years of service.

(2)	Benefits for Mr. Stonehouse are triggered if his employment is terminated without Cause or as a result of Disability or Constructive Termination following a Change of Control. Benefits for Messrs. Grant and David McCullough and Dr. Sheridan are triggered if their employment is terminated without Cause or if they are Constructively Terminated within 6 months following a Change of Control. Each of the employment agreements for Messrs. Stonehouse, Grant and David McCullough provides that if any benefit would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, the employee shall be entitled to the greater of the employee’s net after tax benefit of the entire payment assuming the payment is subject to section 4999 (which payment would be subject to the excise tax) and the employee’s net after tax benefit of the payments after the payments are reduced just to the point that there is no section 4999 excise tax. The Company will not pay the excise tax if the payments are subject to section 4999. Assuming termination following a Change in Control occurred on December 31, 2010, this provision would not have had an effect on the total after tax benefit to Messrs. Stonehouse, Grant, or David McCullough.

(3)	Represents 12 months of premiums under COBRA for Mr. Stonehouse and six months of premiums under COBRA for each of Messrs. Grant and David McCullough and Dr. Sheridan.

(4)	Based on the closing price of the Company’s stock on December 31, 2010.

(5)	Dr. Babu is entitled to full acceleration of vesting upon a change in control not approved by stockholders.

Mr. Stonehouse

Pursuant to the terms of his employment letter agreement, in the event of termination by the Company without Cause, upon non-renewal of the term of the agreement by the Company, as a result of a Constructive Termination, or by the Company as a result of a Disability, Mr. Stonehouse is entitled to severance equal to the product of (x) two, and (y) the sum of (i) his annual base salary in effect immediately prior to the effective date of the termination, and (ii) his target bonus in effect for the fiscal year of termination, to be paid in equal installments over the regularly scheduled payroll periods of the Company for the two years following the effective date of termination. The Company will also pay the monthly premium for health insurance coverage under COBRA until the earlier of 12 months following the effective date of termination or the date upon which COBRA continuation coverage ceases. If there is a Change of Control, all equity awards granted to Mr. Stonehouse vest in full, and if his employment is terminated without Cause or as a result of Disability or Constructive Termination following the Change of Control, he shall receive the benefits described above. The receipt of such benefits is subject to his signing and not revoking a release of any and all claims against the Company, its officers, directors and employees, resigning from the Board, and returning to the Company all of its property and confidential information. To the extent required, the payments described in this paragraph may be delayed for the minimum period and the in the minimum manner necessary to avoid the imposition of the tax required by Section 409A of the Internal Revenue Code.

For purposes of Mr. Stonehouse’s letter agreement:

•	“Cause” is defined as: determination by the Board his employment be terminated for any of the following reasons: (i) a violation of a federal or state law or regulation that materially and adversely impacts the business of the Company, (ii) conviction or plea of no contest to a felony under the laws of the United States or any state, (iii) a breach of the terms of any confidentiality, invention assignment or proprietary information agreement with the Company or with a former employer that materially and adversely impacts the Company, (iv) fraud or misappropriation of property belonging to the Company or its affiliates, or (v) willful misconduct or gross negligence in connection with the performance of his duties; provided, however, that no act or failure to act shall be considered “willful” unless it is done, or omitted to be done in bad faith or without reasonable belief that his action or omission was in the best interests of the Company.

•	“Constructive Termination” is defined as resignation of employment within 30 days of the occurrence of any of: (i) a reduction in his responsibilities or any change in his status or title with regard to his employment; (ii) a reduction in his base salary, unless such reduction occurs prior to a Change of

Control (as defined below) and is made in connection with a fiscal downturn of the Company pursuant to which the base salaries of all executive officers of the Company are reduced by a comparable percentage; or (iii) a relocation of his principal office to a location more than 50 miles from the location of his then-current principal office.

•	“Change of Control” is defined as (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, or (iv) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

•	“Disability” means the inability to perform his duties under the agreement by reason of physical or mental incapacity for 90 days, whether consecutive or not, during any consecutive 12 month period.

Mr. Grant

Pursuant to the terms of his employment letter agreement, in the event of termination by the Company without Cause, or if he resigns as a result of a material adverse change in the Company’s business within six months after the term of his agreement expires on August 26, 2010, Mr. Grant is entitled to continuation of base salary for one year beyond the effective termination date, payable in accordance with the Company’s regular payroll practices, payment of his target bonus in effect for the year of termination, payable in equal installments over the regularly scheduled payroll periods of the Company for the one year following the effective date of termination, and, if he elects to continue health insurance coverage under COBRA, the monthly premium for such coverage until the earlier of 6 months following the effective date of termination or the date upon which he commences employment with another entity. In the event of a Change of Control, all equity awards shall vest in full, and if his employment is terminated without Cause or he is Constructively Terminated within 6 months of the Change of Control, he is entitled to the benefits described above. For the purposes of Mr. Grant’s agreement, “Cause,” “Constructive Termination” and “Change in Control” have the meanings described below. The receipt of such benefits is conditioned on his signing and not revoking a release of any and all claims, in a form prescribed by the Company and returning to the Company all of its property and confidential information. To the extent required, the payments described in this paragraph may be delayed for the minimum period and the in the minimum manner necessary to avoid the imposition of the tax required by Section 409A of the Internal Revenue Code.

Dr. Babu

Dr. Babu is not subject to any employment agreement with the Company, but under the AIP, he is entitled to receive a pro-rata bonus in the event of termination as a result of death, retirement or permanent disability. Under the Company’s standard stock option terms, Dr. Babu is entitled to full acceleration of vesting upon a change in control not approved by stockholders. Also, since he has completed five years of service with the Company, all of his outstanding options will vest in their entirety upon his death.

Mr. David McCullough

Pursuant to the terms of his employment letter agreement, in the event of termination by the Company without Cause, Mr. McCullough is entitled to continuation of base salary for one year beyond the effective termination date, payable in accordance with the Company’s regular payroll practices, and, if he elects to continue health insurance coverage under COBRA, the monthly premium for such coverage until the earlier of 6 months following the effective date of termination or the date upon which he commences employment with another entity. In the event of a Change of Control, all equity awards shall vest in full, and if his employment is terminated without Cause or he is Constructively Terminated within 6 months of the Change of Control, he is entitled to the benefits described above. The receipt of such benefits is conditioned on his signing and not revoking a release of any and all claims, in a form prescribed by the Company and returning to the Company all of its property and confidential information. To the extent required, the payments described in this paragraph may be delayed for the minimum period and the in the minimum manner necessary to avoid the imposition of the tax required by Section 409A of the Internal Revenue Code.

For purposes of the agreements of Messrs. Grant and David McCullough and Dr. Sheridan:

•	“Cause” means a determination by the Board that his employment be terminated for any of the following reasons: (i) failure or refusal to comply in any material respect with lawful policies, standards or regulations of Company; (ii) a violation of a federal or state law or regulation applicable to the business of the Company; (iii) conviction or plea of no contest to a felony under the laws of the United States or any State; (iv) fraud or misappropriation of property belonging to the Company or its affiliates; (v) a breach in any material respect of the terms of any confidentiality, invention assignment or proprietary information agreement with the Company or with a former employer, (vi) failure to satisfactorily perform his duties after having received written notice of such failure and at least thirty (30) days to cure such failure, or (vii) misconduct or gross negligence in connection with the performance of his duties.

•	“Constructive Termination” means a resignation of employment within 30 days of the occurrence of any of the following events which occurs within 6 months following a Change of Control: (i) a material reduction in his responsibilities; (ii) a material reduction in his base salary, unless such reduction is comparable in percentage to, and is part of, a reduction in the base salary of all executive officers of the Company; or (iii) a relocation of his principal office to a location more than 50 miles from the location of his principal office immediately preceding a Change of Control.

•	“Change of Control” means (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger; (iv) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or (v) a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

Mr. Peter McCullough

Mr. Peter McCullough is entitled to receive a pro-rata bonus in the event of termination as a result of death, retirement or permanent disability under the AIP. Under the Company’s standard stock option terms,

Mr. Peter McCullough is entitled to full acceleration of vesting upon a change in control not approved by stockholders.

Dr. Sheridan

Pursuant to the terms of his employment letter agreement, in the event of termination by the Company without Cause, or if he resigns as a result of a material adverse change in the Company’s business within six months after the term of his agreement expires on June 30, 2011, Dr. Sheridan is entitled to (i) continuation of base salary for one year beyond the effective termination date, payable in accordance with the Company’s regular payroll practices, (ii) relocation assistance to move Dr. Sheridan’s personal belongings back to his California residence and (iii) if he elects to continue health insurance coverage under COBRA, the monthly premium for such coverage until the earlier of 6 months following the effective date of termination or the date upon which he commences employment with another entity. In the event of a Change of Control, all equity awards shall vest in full, and if his employment is terminated without Cause or he is Constructively Terminated within six months of the Change of Control, he is entitled to the benefits described above. For the purposes of Dr. Sheridan’s agreement, “Cause,” “Constructive Termination” and “Change in Control” have the meanings described below. The receipt of such benefits is conditioned on his signing and not revoking a release of any and all claims, in a form prescribed by the Company and returning to the Company all of its property and confidential information. To the extent required, the payments described in this paragraph may be delayed for the minimum period and the in the minimum manner necessary to avoid the imposition of the tax required by Section 409A of the Internal Revenue Code.

2010 DIRECTOR COMPENSATION

The following table provides information related to the compensation of our non-employee directors during fiscal 2010.

			Non-Equity
		Option	Incentive Plan	All Other
	Fees Earned	Award	Compensation	Compensation	Total
Name	($)	($)(1)(2)	($)	($)	($)

Stephen R. Biggar, M.D., Ph.D.	24,500	74,700	—	—	99,200
Stanley C. Erck	24,500	74,700	—	—	99,200
William W. Featheringill	22,500	74,700	—	—	97,200
John L. Higgins	26,500	74,700	—	—	101,200
Zola P. Horovitz, Ph.D.	35,000	74,700	—	—	109,700
Charles A. Sanders, M.D.	25,500	74,700	—	—	100,200
Beth C. Seidenberg, M.D.	18,500	74,700	—	—	93,200

(1)	Each non-employee director receives an automatic annual grant of an option to purchase 15,000 shares after the annual meeting. Options are granted to new directors automatically in accordance with our Stock Incentive Plan at the time they become a director. Beginning in 2011, the initial grant is an option to purchase 25,000 shares issued on a prorated basis from the date of appointment until the next scheduled annual meeting. The options vest on a monthly basis until the next annual meeting and are then fully vested. As of December 31, 2010, each director had options outstanding to purchase the following number of shares: Dr. Biggar: 80,833; Mr. Erck: 38,333; Mr. Featheringill: 105,000; Mr. Higgins: 95,000; Dr. Horovitz: 95,000; Dr. Sanders: 23,333; and Dr. Seidenberg: 79,167.

(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards pursuant to the Stock Incentive Program granted in 2010. Assumptions used in the calculation of these amounts are included in Note 8 to the Company’s audited financial statements for the year ended December 31, 2010, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2011.

Narrative to Director Compensation Table

Directors who are employees of the Company do not receive any additional compensation for their services as a director. In addition to the equity awards described above, non-employee directors receive an annual retainer fee, a separate fee for attending board meetings and committee meetings, and are reimbursed for expenses incurred in attending board or committee meetings and while representing the Company in conducting certain business. The annual retainer fee for 2010 was $12,000 ($24,000 for the Chairman), and the meeting fee was $1,000 per board meeting attended by teleconference and $1,500 per meeting attended in person. The fee for attending committee meetings was $500 per meeting attended and the Chairs of the Audit and Compensation Committees were paid an annual retainer fee of $4,000 and $2,000, respectively.

In October 2010, LCG Group presented competitive statistics based on Radford’s Board of Directors Compensation Survey that focused on the practices across 215 biotechnology companies. LCG Group analyzed competitive director compensation practices and compensation levels based on the entire sample and, where available and appropriate, the 50 to 149 employee breakout. The results of the study showed that BioCryst’s cash compensation offered to outside directors was below the 25th percentile, while the annual equity grant was at the 50th percentile.

In order to offer a competitive total compensation package to BioCryst’s outside directors, BioCryst made the following changes to the Company’s director compensation to approximate the competitive 50th percentile. Beginning in 2011, the annual retainer fee is $20,000 ($35,000 for the Chairman), and the board meeting fee is $1,000 per board meeting attended by teleconference and $2,000 per meeting attended in person. Fees will no longer be paid for attending committee meetings. Rather, members of the Audit Committee other than the Chair are paid an annual retainer of $6,000, and members of the Compensation and Corporate Governance and Nominating Committees other than the respective Chairs of those committees are paid an annual retainer of $5,000. The Chair of the Audit Committee is paid an annual retainer of $12,000, and the Chairs of the Compensation and Corporate Governance and Nominating Committees are paid an annual retainer of $7,000.

Compensation Committee Interlocks and Insider Participation

During 2010, the Committee consisted of Dr. Seidenberg (Chair), Mr. Erck and Dr. Biggar. No member of the Committee was at any time during 2010 or within the last five years an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee reviewed the Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussions, the Committee has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Beth C. Seidenberg, M.D., Chair of the Committee
Stanley C. Erck
Stephen R. Biggar, M.D., Ph.D.

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standard (“SAS”) No. 61 (Codification of Statements on Auditing Standards, AU § 380), Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence. The Audit Committee also considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC. The Audit Committee and the Board approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 and has approved the retention of Ernst & Young LLP as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 2011.

John L. Higgins, Chair of the Committee
Zola P. Horovitz, Ph.D.
William W. Featheringill

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of March 24, 2011 by (i) each director, (ii) each of the Named Executive Officers, (iii) all directors and executive officers of the Company as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of our Common Stock. Unless otherwise noted below, the address for each person listed in the table is the principal executive offices of the Company.

	Amount and
	Nature of
	Beneficial		Percent of
Name and Address	Ownership(1)		Class(2)

William W. Featheringill 100 Brookwood Place, #410 Birmingham, Alabama 35209	3,386,095	(3)	7.5%
Felix J. and Julian C. Baker 667 Madison Avenue New York, NY 10021	7,146,948	(4)	15.8%
KPCB Pandemic and Bio Defense Fund, LLC and related persons 2750 Sand Hill Road Menlo Park, CA 94025	3,255,116	(5)	7.2%
OrbiMed Advisors LLC, OrbiMed Capital II LLC and Samuel D. Isaly 767 Third Avenue, 30th floor New York, NY 10017	2,161,539	(6)	4.8%
Joseph L. Harrosh P.O. Box 6009 Fremont, CA 94538	2,423,382	(7)	5.4%
Stephen R. Biggar, M.D., Ph.D.	80,833	(8)	*
Stanley C. Erck	78,333	(9)	*
John L. Higgins	95,000	(10)	*
Zola P. Horovitz, Ph.D.	98,000	(11)	*
Beth C. Seidenberg, M.D.	82,167	(12)	*
Charles A. Sanders, M.D.	28,333	(13)	*
Jon P. Stonehouse	931,496	(14)	2.0%
Stuart Grant	285,119	(15)	*
Yarlagadda S. Babu, Ph.D.	346,229	(16)	*
David S. McCullough	247,572	(17)	*
Peter L. McCullough	31,133	(18)	*
William P. Sheridan	94,712	(19)	*
All executive officers and directors as a group (13 persons)	5,785,022	(20)	12.2%

(*)	Less than one percent.

(1)	Gives effect to the shares of Common Stock issuable within 60 days after March 24, 2011 upon the exercise of all options and other rights beneficially held by the indicated stockholder on that date.

(2)	Ownership percentage is reported based on 45,107,633 shares of common stock outstanding on March 24, 2011, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of March 24, 2011 or within 60 days from that date through the exercise of all options and other rights.

(3)	Includes 925,000 shares held by a partnership of which he is a beneficial owner, 231,538 shares and 315,985 warrants held by a corporation of which he is a beneficial owner, and 105,000 shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date.

(4)	Includes the aggregate number of shares of common stock beneficially owned along with shares of common stock that may be immediately acquired as follows: 34,046 shares held by Baker Bros. Investments I, L.P.;

40,805 shares held by Baker Bros. Investments II, L.P.; 17,241 shares held by Baker/Tisch Investments, L.P.; 1,946,741 shares held by 667, L.P. (formerly Baker Biotech Fund I, L.P.); 4,951,676 shares held by Baker Brothers Life Sciences, L.P.; and 156,439 shares held by 14159, L.P. By virtue of their ownership of entities that have the power to control the investment decisions of the limited partnerships listed in the table above, Julian C. Baker and Felix J. Baker may each be deemed to be beneficial owners of shares owned by such entities and may be deemed to have shared power to vote or direct the vote of and shared power to dispose or direct the disposition of such securities. Baker Bros. Advisors, LLC is the management company for these limited partnerships. Stephen R. Biggar, M.D., Ph.D., a director of the Company appointed to the board under a Stock Purchase Agreement dated as of February 17, 2005, is employed by Baker Bros. Advisors, LLC. Excludes shares beneficially owned by Dr. Biggar, as to which beneficial ownership is disclaimed.

(5)	From Schedule 13D/A filed with the SEC on August 20, 2007 indicating that 2,883,644 shares are held by KPCB Pandemic Bio Defense Fund, LLC and certain principals of KPCB, including L. John Doerr III, and that 371,472 shares are held by KPTV, LLC, an entity in which Mr. Doerr is the managing member. Excludes shares beneficially owned by Beth C. Seidenberg, M.D., a director of the Company appointed to the board under a Nomination and Observer Agreement dated as of December 16, 2005, as to which beneficial ownership is disclaimed.

(6)	From Schedule 13G filed with the SEC on February 14, 2008. OrbiMed Advisors LLC (“OrbiMed Advisors”) reports shared voting and dispositive power over 91,000 shares, OrbiMed Capital II LLC (“OrbiMed Capital”) reports shared voting and dispositive power over 2,070,539 shares, and Samuel D. Isaly, President of OrbiMed Advisors and Managing Member of OrbiMed Capital reports shared voting and dispositive power over 2,161,539 shares. OrbiMed Advisors and OrbiMed Capital hold shares and share equivalents issuable from the conversion of warrants on behalf of UBS Juniper Crossover Fund, LLC (91,000 shares), Caduceus Private Investments II, LP (1,293,676 shares and 212,677 warrants), and Caduceus Private Investments II (QP), LP (484,555 shares and 79,631 warrants).

(7)	From Schedule 13G/A filed with the SEC on January 10, 2011. Joseph L. Harrosh reports sole voting and dispositive power over 2,423,382 shares.

(8)	Represents shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date. Excludes shares beneficially owned by Felix J. and Julian C. Baker, as to which beneficial ownership is disclaimed.

(9)	Includes 38,333 shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date.

(10)	Represents shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date.

(11)	Includes 95,000 shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date.

(12)	Includes 79,167 shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date and 3,000 shares held in Vogel & Seidenberg Revokable Trust in which Dr. Seidenberg and her spouse are the trustees and beneficiaries. Excludes shares held by KPCB Pandemic Bio Defense Fund, LLC and related persons described in Note 5 above, as to which beneficial ownership is disclaimed.

(13)	Includes 23,333 shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date.

(14)	Includes 28,500 shares of unvested restricted stock and 737,316 shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date.

(15)	Includes 228,017 shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date.

(16)	Includes 9,000 shares of unvested restricted stock and 284,491 shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date.

(17)	Includes 6,000 shares of unvested restricted stock and 235,946 shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date.

(18)	Includes 7,800 shares of unvested restricted stock and 23,333 shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date.

(19)	Includes 10,000 shares of unvested restricted stock and 78,926 shares issuable upon exercise of stock options that are exercisable as of March 24, 2011 or within 60 days from that date.

(20)	See Notes (1) through (19).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership with the Securities and Exchange Commission. Reporting Persons are required by the Act regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by us during 2010, or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that its Reporting Persons were in compliance with all applicable filing requirements except as described below.

Stock option grants were awarded to Messrs. Stonehouse, Grant, David McCullough and J. Michael Mills and Drs. Sheridan and Babu on March 1, 2010, but the Form 4 filings for these grants were not completed until March 4, 2010.

Our employees may elect to satisfy their tax withholding obligations upon the vesting of restricted stock by having us make the tax payments and withhold a number of vested shares having a value on the date of vesting equal to the employee’s tax withholding obligation. As the result of such an election by Mr. David McCullough, we withheld shares of stock from him each month that shares of restricted stock held by him vested in order to satisfy his tax obligations. Due to an administrative oversight, the 12 Form 4 filings reporting as “dispositions” the number of shares that we withheld were not filed in 2010.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2012 Annual Meeting of Stockholders must be received by the Company by December 6, 2011 to be considered for inclusion in our proxy statement relating to such meeting. Proposals for inclusion in the proxy statement must comply with the Securities Exchange Act of 1934, including Rule 14a-8.

A stockholder must notify the Company no earlier than January 13, 2012 and no later than February 12, 2012 of a proposal for the 2012 Annual Meeting which the stockholder intends to present other than by inclusion in our proxy material (including director nominations) and must include with the notification the information required by the Company’s bylaws, in order to be eligible for consideration at the 2012 Annual Meeting. In accordance with the Company’s bylaws, any stockholder entitled to vote for directors at an annual meeting of the Company may nominate persons for election as directors. Any such notice shall also include the information regarding the stockholder making the nomination and the nominee required by the Company’s bylaws.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this proxy statement includes the Company’s website address. This website address is intended to provide inactive, textual references only. The information on the Company’s website is not part of this proxy statement.

OTHER MATTERS

Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

GENERAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement may have been sent to multiple stockholders in your household. You may have a separate copy of this document sent to you by contacting the Corporate Secretary, BioCryst Pharmaceuticals, Inc., 4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703, (919) 859-1302. If you prefer to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2010 was mailed with this Proxy Statement. Stockholders may obtain a copy of the Notice of Annual Meeting, Proxy Statement, Form of Proxy, Annual Report, and Form 10-K by writing to the Corporate Secretary at the address stated above or by visiting www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

Alane P. Barnes, Corporate Secretary

Birmingham, Alabama
April 5, 2011

APPENDIX A

BIOCRYST PHARMACEUTICALS, INC.
STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED FEBRUARY 17, 2011)

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSES OF THE PLAN

A. This Stock Incentive Plan (the “Plan”), formerly the “BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan,” is intended to promote the interests of BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), by providing a method whereby (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Company (or any parent or subsidiary corporations), (ii) non-employee members of the board of directors of the Company (the “Board”) (or of any parent or subsidiary corporations) and (iii) consultants and other independent contractors who provide valuable services to the Company (or any parent or subsidiary corporations) may be offered the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company (or any parent or subsidiary corporations).

B. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

(i) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ii) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

C. The Plan, as hereby amended and restated, was approved and adopted by the Board on February 17, 2011 in order to increase by 1,600,000 the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to the Plan. The Board’s adoption of the share increase is subject to approval by the Company’s stockholders at the Company’s 2011 Annual Stockholders Meeting.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate equity programs:

(i) the Discretionary Option Grant Program specified in Article Two, pursuant to which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

(ii) the Stock Issuance Program specified in Article Three, pursuant to which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through immediate purchase of such shares or as compensation for services rendered to the Company (or any parent or subsidiary), and

(iii) the Automatic Option Grant Program specified in Article Four, pursuant to which non-employee members of the Board will automatically receive option grants to purchase shares of Common Stock.

B. Unless the context clearly indicates otherwise, the provisions of Articles One and Five of the Plan shall apply to all equity programs under the Plan and shall accordingly govern the interests of all individuals under the Plan.

III.  ADMINISTRATION OF THE PLAN

A. A committee of two (2) or more non-employee Board members appointed by the Board (the “Primary Committee”) shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. For purposes of this Section, a Section 16 Insider shall mean an officer or director of the Company subject to the short-swing profit liabilities of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”).

B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in the programs may, at the Board’s discretion, be vested in the Primary Committee, another committee of one (1) or more Board members appointed by the Board (the “Secondary Committee”), or the Board may retain the power to administer those programs with respect to all such persons.

C. Members of the Primary Committee and any Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

D. Each Plan Administrator (whether the Primary Committee, the Board or the Secondary Committee) shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative authority under the Plan shall be final and binding on all parties.

E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or Secondary Committee shall be liable for any act of omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Four, and no Plan Administrator shall exercise any discretionary functions under that program.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs shall be limited to the following:

(i) officers and other key employees of the Company (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Company (or its parent or subsidiary corporations);

(ii) individuals who are consultants or independent advisors and who provide valuable services to the Company (or its parent or subsidiary corporations); and

(iii) non-employee members of the Board (or of the board of directors of parent or subsidiary corporations).

B. Only Board members who are not employees of the Company (or any parent or subsidiary) shall be eligible to receive automatic option grants pursuant to the Automatic Option Grant Program specified in Article Four.

C. The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full power and authority to determine (i) whether to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program, (ii) which eligible persons are to receive option grants under the Discretionary Option Grant Program, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option (“Incentive Option”) which satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or a non-statutory option not intended to meet such requirements, the time or times when each such option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which such option is to remain outstanding, and (iii) which eligible persons are to receive stock issuances under the Stock Issuance Program, the time or times when such issuances are to be made, the number of shares to be issued to each participant, the vesting schedule (if any) applicable to the shares and the consideration for such shares.

V.	STOCK SUBJECT TO THE PLAN

A. Shares of the Company’s Common Stock shall be available for issuance under the Plan and shall be drawn from either the Company’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan, as amended and restated, shall not exceed 13,640,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section V. The total number of shares available under the Plan as of March 24, 2011 is 10,154,198. This amount includes: 7,963,589 shares reserved for awards already issued; 590,609 shares of Common Stock available for future issuance under the Plan; and the increase of 1,600,000 shares of Common Stock authorized by the Board subject to shareholder approval at the 2011 Annual Stockholders Meeting.

B. In no event shall the number of shares of Common Stock for which any one individual participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances exceed 1,500,000 shares of Common Stock in the aggregate. For purposes of such limitation, however, no stock options granted prior to the date the Common Stock was first registered under Section 12 of the 1934 Act (the “Section 12(g) Registration Date”) shall be taken into account.

C. Should an outstanding option under this Plan expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised shall be available for subsequent option grant or direct stock issuances under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan, or shares underlying terminated share right awards, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option or the vesting of a direct stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the direct stock issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or stock issuance. Shares of Common Stock subject to any option surrendered for an appreciation distribution under Section IV of Article Two or Section III of Article Four shall not be available for subsequent issuance under the Plan.

D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights, and direct stock issuances under the Plan from and after the Section 12(g) Registration Date, (iii) the number and/or class of securities and price per share in effect under each outstanding option under the Plan, (iv) the number and/or class of securities in effect under each outstanding direct stock issuance under the Plan, and (v) the number and/or class of securities for which automatic option grants are subsequently to be made per non-employee Board member under the Automatic Option Grant Program. The purpose of such adjustments shall be to preclude the enlargement or dilution of rights and benefits under the Plan.

E. The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

(i) If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

(ii) If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on the exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed nor admitted to trading on any securities exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options under this Article Two. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

A. Option Price.

1. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of the option grant.

2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section V of this Article Two and the instrument evidencing the grant, be payable as follows:

(i) full payment in cash or check drawn to the Company’s order;

(ii) full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below);

(iii) full payment through a combination of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or cash equivalent; or

(iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

B. Term and Exercise of Options.

Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option by will or by the laws of descent and distribution following the optionee’s death. However, the Plan Administrator shall have the discretion to provide that a non-statutory option may, in connection with the optionee’s estate plan, be assigned in whole or in part during the optionee’s lifetime either as (i) as a gift to one or more members of optionee’s immediate family, to a trust in which optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

C. Termination of Service.

1. Except to the extent otherwise provided pursuant to Section V of this Article Two, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

(i) Should the optionee cease to remain in Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service. However, should optionee die during the three (3)-month period following his or her cessation of service, the personal representative of the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution shall have a twelve (12)-month period following the date of the optionee’s death during which to exercise such option.

(ii) In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period for which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

(iii) Should the optionee, after completing five (5) full years of service, die while in Service, then the exercisability of each of his or her outstanding options shall automatically accelerate so that each such option shall become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. The personal representative of the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution shall have a twelve (12)-month period following the date of the optionee’s death during which to exercise such option.

(iv) In the event such service terminates by reason of death prior to the optionee obtaining five (5) full years of service, then the period for which each outstanding vested option held by the optionee at the time of death shall be exercisable by the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will shall be limited to the twelve (12)-month period following the date of the optionee’s death.

(v) Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

(vi) Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. However, each outstanding option shall immediately terminate and cease to remain outstanding, at the time of the optionee’s cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the optionee is not otherwise vested.

(vii) Should (i) the optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options held by the optionee under this Article Two shall terminate immediately and cease to be exercisable.

2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee’s cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

3. For purposes of the foregoing provisions of this Section I.C (and for all other purposes under the Plan):

(i) The optionee shall be deemed to remain in the Service of the Company for so long as such individual renders services on a periodic basis to the Company (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, unless the agreement evidencing the applicable option grant specifically states otherwise.

(ii) The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

D. Stockholder Rights.

An optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

E. Repurchase Rights.

The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to repurchase by the Company in accordance with the following provisions:

1. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock under this Article Two. Should the optionee cease Service while holding such unvested shares, the Company shall have the right to repurchase any or all those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

2. All of the Company’s outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee’s cessation of Service, to cancel the Corporation’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II.	INCENTIVE OPTIONS

The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as “non-statutory” options when issued under the Plan shall not be subject to such terms and conditions.

A. Dollar Limitation.  The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in such calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

B. 10% Stockholder.  If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

C. Termination of Employment.  Any portion of an Incentive Option that remains outstanding (by reason of the optionee remaining in the Service of the Company, pursuant to the Plan Administrator’s exercise of discretion under Section V of this Article Two, or otherwise) more than 3 months following the date an optionee ceases to be an Employee of the Company shall thereafter be exercisable as a non-statutory option under federal tax laws.

Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A. In the event of any of the following stockholder-approved transactions (a “Corporate Transaction”):

(1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation,

(2) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

(3) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, then the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant, unless the Plan Administrator, in its discretion, later determines to waive such limitations.

B. Immediately after the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company. The Plan Administrator shall have complete discretion to provide, on such terms and conditions as it sees fit, for a cash payment to be made to any optionee on account of any option terminated in accordance with this paragraph, in an amount equal to the excess (if any) of (A) the fair market value of the shares subject to the option as of the date of the Corporate Transaction, over (B) the aggregate exercise price of the option.

C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

D. The grant of options under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

E. The exercisability of each outstanding option under this Article Two shall automatically accelerate, and the Company’s outstanding repurchase rights under this Article Two shall immediately terminate upon the occurrence of a Change in Control.

F. For purposes of this Section III (and for all other purposes under the Plan), a Change in Control shall be deemed to occur in the event:

(1) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

(2) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

G. All options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

H. The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

IV.	STOCK APPRECIATION RIGHTS

A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option granted under this Article Two in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares. The distribution may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall determine in its sole discretion.

B. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall not be available for subsequent option grant under the Plan.

V.	EXTENSION OF EXERCISE PERIOD

The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee’s cessation of Service or death from the limited period in effect under Section I.C.1 of Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive shares upon the attainment of designated Service and/or performance goals.

A. Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the fair market value per share of Common Stock on the issuance date.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Company, or

(ii) services rendered to the Company (or any parent or subsidiary).

B. Vesting Provisions.

1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the participant’s period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards under the Stock Issuance Program which shall entitle the recipient to receive a specified number of shares of Common Stock upon the attainment of one or more Service and/or performance goals established by the Plan Administrator. Upon the attainment of such Service and/or performance goals, fully-vested shares of Common Stock shall be issued in satisfaction of those share right awards.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) issued by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, shall be issued or set aside with respect to the shares of unvested Common Stock granted to a participant or subject to a participant’s share right award, subject to (i) the same vesting requirements applicable to the participant’s unvested shares of Common Stock or share rights award, and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The participant shall have full stockholder rights with respect to any shares of Common Stock issued to the participant under the Stock Issuance Program, whether or not the participant’s interest in those shares is vested. Accordingly, the participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. The participant shall not have any stockholders rights with respect to any shares of Common Stock subject to a share right award. However, the Plan Administrator may provide for a participant to receive one or more dividend equivalents with respect to such shares, entitling the participant to all regular cash dividends payable on the shares of Common Stock underlying the share right award, which amounts shall be (i) subject to the same vesting requirements applicable to the shares of Common Stock underlying the share rights award, and (ii) payable upon issuance of the shares to which such dividend equivalents relate.

5. Should the participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Company for cancellation, and the participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the participant for consideration paid in cash, the Company shall repay to the participant the cash consideration paid for the surrendered shares.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

7. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the Service and/or performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated Service and/or performance goals are not attained. Such authority may be exercised at any time, whether before or after the participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All of the Company’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the such Corporate Transaction, or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement, unless the Plan Administrator determines to waive such limitations.

B. Each repurchase right which is assigned in connection with (or is otherwise to continue in effect after) a Corporate Transaction shall be appropriately adjusted such that it shall apply and pertain to the number and class of securities issued to the participant in consummation of the Corporate Transaction with respect to the shares granted to participant under this Article III.

C. All of the Company’s outstanding repurchase rights under the Stock Issuance Program shall automatically terminate, and all shares of Common Stock subject to those terminated rights shall immediately vest, in the event of any Change in Control.

D. All shares of Common Stock underlying outstanding share right awards issued under the Stock Issuance Program shall vest, and all of the shares of Common Stock subject to such share right awards shall be issued to participants, immediately prior to the consummation of any Corporate Transaction or Change in Control.

III.	SHARE ESCROW / LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Company until the participant’s interest in such shares vests or may be issued directly to the participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I. ELIGIBILITY.

The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Four shall be (i) those individuals who, after the effective date of this amendment and restatement, first become non-employee Board members, whether through appointment by the Board, election by the Company’s stockholders, or by continuing to serve as a Board member after ceasing to be employed by the Company, and (ii) those individuals already serving as non-employee Board members on the effective date of this amendment and restatement. As used herein, a “non-employee” Board member is any Board member who is not employed by the Company on the date in question.

II.	TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

A. Grants.  Option grants shall be made under this Article Three as follows:

1. Each individual who first becomes a non-employee Board member on or after the effective date of this amendment and restatement shall automatically be granted at such time a non-statutory stock option under the terms and conditions of this Article Four, to purchase a number shares of Common Stock equal to the product of (i) 20,000, and (ii) a fraction, the numerator of which is the number of months (rounded to the nearest whole number) remaining between the date such Board member first became a non-employee Board member and the Company’s next scheduled Annual Stockholders Meeting, and the denominator of which is 12.

2. Immediately following each Annual Stockholders Meeting of the Company, each individual who is then serving as a non-employee Board member (except for those individuals first elected to serve as non-employee Board members at such meeting), shall automatically be granted a non-statutory stock option under this Article Four to acquire 15,000 shares of Common Stock.

B. Exercise Price.  The exercise price per share of each automatic option grant made under this Article Four shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

C. Payment.  The exercise price shall be payable in one of the alternative forms specified below:

(1) payment in cash or check made payable to the Company’s order; or

(2) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

(3) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company’s order; or

(4) full payment through a sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall (II) concurrently provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

D. Option Term.  Each automatic grant under this Article Four shall have a term of ten (10) years measured from the automatic grant date.

E. Exercisability.

1. Each initial automatic grant made pursuant to Section II.A.1 of this Article Four shall vest and become exercisable over the period extending from the date of grant to the scheduled date of the next Annual Stockholders Meeting following the grant. A pro rata portion of such automatic grant shall vest on the last day of each calendar month following the date of grant, with the final portion vesting on the scheduled date of such Annual Stockholders Meeting.

2. Each 15,000 share automatic grant made pursuant to Section II.A.2 of this Article Four shall vest and become exercisable for 1/12th of the option shares upon the optionee’s completion of each month of Board service over the twelve (12)-month period measured from the automatic grant date.

F. Non-Transferability.  During the lifetime of the optionee, each automatic option, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee, except to the extent such option or the limited stock appreciation right is assigned or transferred (i) by will or by the laws of descent and distribution following the optionee’s death, or (ii) during optionee’s lifetime either (A) as a gift in connection with the optionee’s estate plan to one or more members of optionee’s immediate family, to a trust in which optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or to an entity in which more than fifty percent (50%) of the voting interests are owned by optionee and/or one or more such family members, or (B) pursuant to a domestic relations order. The portion of any option assigned or transferred during optionee’s lifetime shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

G. Cessation of Board Service.

1. Should the optionee cease to serve as a Board member for any reason while holding one or more automatic option grants under this Article Four, then such optionee shall have the remainder of the ten (10) year term of each such option in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable. Upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding in its entirety. Upon the death of the optionee, whether before or after cessation of Board service, any option held by optionee at the time of optionee’s death may be exercised, for any or all of the shares of Common Stock for which the option was exercisable at the time of cessation of Board service by the optionee and which have not been theretofore exercised by the optionee, by the personal representative of the optionee’s estate or by the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution. Any such exercise must occur during the reminder of the ten (10) year term of such option.

H. Stockholder Rights.  The holder of an automatic option grant under this Article Four shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

III.	CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A. In the event of a Corporate Transaction, the exercisability of each option outstanding under this Article Four shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

B. Immediately after the consummation of the Corporate Transaction, all outstanding options under this Article Four shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company. If so provided by the terms of the Corporate Transaction, the optionee shall receive a cash payment on account of any option terminated in accordance with this paragraph, in an amount equal to the excess (if any) of (A) the fair market value of the shares subject to the option as valued pursuant to the Corporate Transaction over (B) the aggregate exercise price of the option.

C. Each outstanding option under this Article Four which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same.

D. In connection with any Change in Control, the exercisability of each option grant outstanding at the time under this Article Four shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

E. The automatic grant of options under this Article Four shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	STOCK APPRECIATION RIGHTS

A. With respect to options granted under the Automatic Option Grant Program prior to March 7, 2006:

1. Upon the occurrence of a Hostile Take-Over, the optionee shall have a thirty (30)-day period in which to surrender to the Company each option held by him or her under this Article Four. The optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is then exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution shall be made within five (5) days following the date the option is surrendered to the Company, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with the option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant. This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by the optionee.

2. For purposes of Article Four, the following definitions shall be in effect:

(i) A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.

(ii) The Take-Over Price per share shall be deemed to be equal to the fair market value per share on the option surrender date.

B. With respect to each option granted under the Automatic Option Grant Program on and after March 7, 2006, each optionee shall have the right to surrender all or part of the option (to the extent not then exercised)

in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares. The distribution shall be made in shares of Common Stock valued at fair market value on the option surrender date.

C. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall not be available for subsequent option grant under the Plan.

ARTICLE FIVE

MISCELLANEOUS

I.	AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

II.	TAX WITHHOLDING

A. The Company’s obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights or upon the grant or vesting of direct stock issuances under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate, provide any or all holders of outstanding options or stock issuances under the Plan (other than the automatic option grants under Article Four) with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise or vesting of such awards, a whole number of such shares with an aggregate fair market value equal to the minimum amount necessary to satisfy the Federal, State and local income and employment tax withholdings (the “Taxes”) incurred in connection with the acquisition or vesting of such shares. In lieu of such direct withholding, one or more participants may also be granted the right to deliver whole shares of Common Stock to the Company in satisfaction of such Taxes. Any withheld or delivered shares shall be valued at their fair market value on the applicable determination date for such Taxes.

III.  EFFECTIVE DATE AND TERM OF PLAN

A. The Plan, as amended and restated, shall be effective on the date specified in the Board of Directors resolution adopting the Plan. Except as provided below, each option issued and outstanding under the Plan immediately prior to such effective date shall continue to be governed solely by the terms and conditions of the agreement evidencing such grant, and nothing in this restatement of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. The Plan Administrator shall, however, have full power and authority, under such circumstances as the Plan Administrator may deem appropriate (but in accordance with Article I of this Section Five), to extend one or more features of this amendment and restatement to any options outstanding on the effective date.

B. Unless sooner terminated in accordance with the other provisions of this Plan, the Plan shall terminate upon the earlier of (i) March 6, 2016 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted hereunder. If the date of termination is determined under clause (i) above, then any options or stock issuances outstanding on such date shall continue to have force and effect in accordance with the provisions of the agreements evidencing those awards.

C. Options may be granted with respect to a number of shares of Common Stock in excess of the number of shares at the time available for issuance under the Plan, provided each granted option is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

IV.	USE OF PROCEEDS

Any cash proceeds received by the Company from the sale of shares pursuant to options or stock issuances granted under the Plan shall be used for general corporate purposes.

V.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any option hereunder, and the issuance of stock (i) upon the exercise or surrender of any option or (ii) under the Stock Issuance Program shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including (to the extent required) the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then trading.

VI.	NO EMPLOYMENT/SERVICE RIGHTS

Neither the action of the Company in establishing or restating the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VII.  MISCELLANEOUS PROVISIONS

A. Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any participant.

B. The provisions of the Plan relating to the exercise of options and the issuance and/or vesting of shares shall be governed by the laws of the State of Alabama without resort to that state’s conflict-of-laws provisions, as such laws are applied to contracts entered into and performed in such State.

BIOCRYST PHARMACEUTICALS, INC.
C/O AMERICAN STOCK TRANSFER&
TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY 10038

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			For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		☐	☐	☐

Nominees

01	Stanley C. Erck	02 Jon P. Stonehouse

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote “FOR” proposal(s):			For	Against	Abstain

2.	To increase the number of shares available for issuance under the Stock Incentive Plan by 1,600,000 shares to 10,154,198 as of March 24, 2011.		☐	☐	☐

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants for 2011.		☐	☐	☐

4.	Advisory vote to approve the Company’s executive compensation.		☐	☐	☐

The Board of Directors recommends that you vote “3 YEARS” with respect to the following proposal:		3 Year	2 Years	1 Year	Abstain

5.	Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: In their discretion, upon such other matters as may properly come before the meeting. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED FOR THE ELECTION AS DIRECTORS, FOR EACH OF PROPOSALS 2, 3 AND 4 AND 3 YEARS WITH RESPECT TO PROPOSAL 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

BIOCRYST PHARMACEUTICALS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 12, 2011
(This Proxy is Solicited by the Board of Directors)
The undersigned stockholder of BioCryst Pharmaceuticals, Inc. hereby appoints Jon P. Stonehouse and Alane P. Barnes, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., to be held at the Company’s corporate offices at 4505 Emperor Blvd., Suite 200, Durham, North Carolina on Thursday, May 12, 2011 at 10:00 a.m. Eastern Daylight Time, or any adjournment thereof.
Continued and to be signed on reverse side